               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


         Agreement made as of the 25th day of March, 1997 between Ascent Pediatrics, Inc., a Delaware corporation with its principal office at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887 (the "Buyer"), and Upsher-Smith Laboratories, Inc., a Minnesota corporation with its principal office at 14905 23rd Avenue North, Minneapolis, Minnesota 55447 (the "Seller").

                              Preliminary Statement

         The Buyer desires to acquire from Seller and the Seller desires to transfer to Buyer, Seller's Feverall(R) suppository ("FS"), Feverall(R) Sprinkle Caps(R) powder ("FSC") and Acetaminophen Uniserts(R) suppository ("AUS") product lines (collectively, the "Product Lines") (for purposes hereof, the business of manufacturing, marketing and selling FS, FSC and AUS shall be referred to as the "Business"), each as more particularly described on Schedule 1 hereto, for the consideration set forth below, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Acquisition and Transfer of the Business.

         1.1      Purchase of Assets.

                  (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, all of Seller's right, title and interest in and to the following specifically identified properties, assets and other claims, rights and interests to the extent that and only to the extent that they relate solely to the Product Lines and the Business, and specifically excluding, without limitation, the Excluded Assets as defined in
Section 1.3:

                           (i) the inventories of finished goods, samples, trade
packs and similar items of the Seller which exist on the Closing Date (as defined in Section 1.8 below) as set forth on Schedule 1.1(a)(i) hereto (the "Inventory");

                           (ii) the regulatory approvals, registrations and
related materials set forth on Schedule 1.1(a)(ii) hereto (the "Registrations");

                           (iii) the rights of the Seller arising after the
Closing Date under the contracts, leases, licenses and other instruments set forth on Schedule 1.1(a)(iii) hereto, including private label manufacturing agreements and sales broker contracts (collectively, the "Contracts");

                           (iv) all rights of the Seller under express or
implied warranties from the suppliers of the Seller to the extent such warranties relate to Inventory;

                           (v) the Seller's right, title and interest in and to
the trademarks Feverall(R) and Sprinkle Caps(R), but excluding the Upsher-Smith name and logo and the Uniserts(R) name (the "Trademarks");

                           (vi) all of the Seller's right, title and interest in
and to the intangible property rights (including but not limited to inventions, discoveries, trade secrets, master formulations for the Product Lines ("Master Formulations"), master processes used by the Seller for manufacturing the Product Lines from the Master Formulations ("Master Processes"), know-how, United States and foreign patents, patent applications, copyrights, copyright registrations) owned and used or, where not owned, used by the Seller, but only to the extent actually so used, in connection with the manufacture of the Product Lines and the licenses and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the foregoing kinds of property or rights (collectively, the "Intangible Property"); notwithstanding the foregoing, Buyer shall be entitled to use the Intangible Property herein conveyed for the limited purpose of manufacturing those products presently constituting the Product Lines of Seller, together with future modifications, variations and additions to those products which may in the future form a part of the expanded Product Lines as manufactured and sold by or on behalf of Buyer; and

                           (vii) all unfilled orders (if any) relating to the
Product Lines or the Business as of the Closing Date, including those set forth on Schedule 1.1(a)(vii) hereto.

                  (b) The Inventory, Registrations, Contracts, Trademarks, Intangible Property and other properties, assets and business of the Seller described in paragraph (a) above shall be referred to collectively as the "Assets."

         1.2 Product Line Information.

                  (a) In order to facilitate the Buyer's rights to manufacture, market and sell the Product Lines and conduct the Business, the Seller shall make available to the Buyer the following information to the extent and only to the extent that such information relates to the Product Lines and Business and specifically excluding, without limitation, information relating to the Excluded Assets as defined in Section 1.3:

                           (i) reasonable access to related documentation such
as copies of the Seller's batch or lot records which contain the formulations and process conditions actually used by the Seller in manufacturing the Product Lines, written technical information, data, specifications, and research and development information, set forth on Schedule 1.2(a)(i) hereto (the "Technical Information");

                           (ii) a copy of or reasonable access to (including
copies, if requested) correspondence and product complaint information, set forth on Schedule 1.2(a)(ii) hereto (the "Regulatory Information");

                           (iii) all marketing information and materials,
including copies of customer lists and sales records, set forth on Schedule 1.2(a)(iii) hereto (the "Marketing Materials"); and

                           (iv) a copy of or reasonable access to (including
copies, if requested) all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Product Lines or the Business and any related confidential information which has been reduced to writing (the "Records").

                  (b) The Technical Information, Regulatory Information, Marketing Materials and Records of the Seller described in paragraph (a) above shall be referred to collectively as the "Product Line Information."

         1.3 Excluded Assets. The rights conveyed to the Buyer by Section 1.1(a)(vi) are limited to those presently existing rights of Seller which are required for the manufacture, use or sale of the Product Lines, and no other rights are conveyed and no other use of the conveyed rights by the Buyer, its successors or assigns, except as expressly stated in Sections 1.1 and 1.2, shall be permitted or authorized. All other rights and uses are retained by the Seller. Without limitation, the Assets and Product Line Information shall not include any property, assets, and other claims, rights, and interests of the type referred to in Section 1.1(a) or any information of the type referred to in
Section 1.2(a) which relate to other products of Seller and not exclusively the Product Lines. The Seller retains ownership of and the unrestricted right to use any and all intangible property rights (e.g. Master Processes, know-how, patents, etc.) for all purposes other than the manufacture, use or sale of the Product Lines, noting that certain assets of the Seller have applicability both to the Product Lines and to other products. The Assets specifically do not include any know-how or technology owned by third parties including, but not limited to, any technology used by the supplier of the coated acetaminophen. The Assets also do not include cash, securities, accounts receivable (except accounts receivable associated with unfilled orders) and other assets derived from or relating to the Business and Assets prior to the Closing which are not essential to the operation of the Business after the Closing. The property, assets, information and other claims, rights and interests excluded by this Section 1.3 are, collectively, the "Excluded Assets".

         1.4 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purposes and intent of this Agreement. It is the intent of the parties that by this Agreement the Buyer is purchasing sufficient intangible rights of the Seller needed to manufacture the Product Lines in the same manner as they have been manufactured by the Seller. To this end, Seller will cooperate with the Buyer, without additional cost but at the Buyer's expense, to ensure an orderly and complete transfer to the Buyer of all information of the Seller which is reasonably needed by trained and qualified personnel of Buyer to manufacture the Product Lines.

         1.5 Purchase Price; Sprinkle Caps(R) Performance Payments.

                  (a) The total purchase price of the Assets shall be Eleven Million Five Hundred Thousand Dollars ($11,500,000) plus Seller's fully allocated costs of manufacturing the Inventory (the "Inventory Cost" and, together with the $11,500,000, the "Total Purchase Price"). The Total Purchase Price shall be payable in the manner described in paragraph (b) of this Subsection 1.5.

                  (b) Upon execution of that certain letter of intent dated November 13, 1996 between the Buyer and the Seller, Buyer paid Seller a non-refundable cash payment in the amount of $250,000, which amount shall be applied against the Total Purchase Price. At the Closing, the Buyer shall deliver to the Seller (i) the sum of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) plus the Inventory Cost in cash (the "Closing Payment"), by wire transfer of immediately available funds to an account designated by the Seller, and (ii) a promissory note of the Buyer for the remaining Five Million Five Hundred Thousand Dollars ($5,500,000) of the purchase price (the "Promissory Note") substantially in the form attached hereto as Exhibit A. The Promissory Note shall be secured by a security agreement executed by the Buyer in favor of the Seller (the "Security Agreement"), substantially in the form attached hereto as Exhibit B. Within 225 days after the Closing, Buyer shall deliver to Seller the sum of Five Million Five Hundred Thousand Dollars ($5,500,000) in cash, in accordance with the provisions of the Promissory Note, by wire transfer of immediately available funds to an account designated by the Seller, in satisfaction of the Promissory Note.

                  (c) (i) Buyer also shall pay to the Seller performance based payments, at the times specified in subclause (c)(ii) below, equal to five percent (5%) of Net Sales (as defined below) attributable to Feverall(R) Sprinkle Caps(R) non-time release capsules (the "Performance Payments") for a period of seven (7) years (the "Performance Period") commencing on the date on which Buyer shall have made its first substantial commercial sale of the Feverall(R) Sprinkle Caps(R) product following the relaunch by Buyer of the Feverall(R) Sprinkle Caps(R) product to the market by active promotional and marketing efforts (the "Performance Commencement Date"). The Buyer agrees to commence within 90 days of the Closing Date and to pursue vigorously the market research for the Feverall(R) Sprinkle Caps(R) product, and, if in Buyer's sole judgment commercialization of the Feverall(R) Sprinkle Caps(R) product is feasible, to re-launch the product as soon as possible after completing the research and to market the product diligently during the Performance Period. In the event that the United States Food and Drug Administration ("FDA"), by order or otherwise, requires or causes sales of Feverall(R) Sprinkle Caps(R) non-time release capsules to be suspended or materially curtailed, whether the cause of such suspension or curtailment is related to the formulation, delivery system, packaging or suggested method of use or ingestion, at any time or from time to time during the Performance Period, Seller may, by notice to Buyer, temporarily suspend the Performance Period and thereafter, by similar notice to Buyer, may declare the Performance Period to recommence for the unexpired balance of the Performance Period. For purposes of this Section 1.5(c), "Net Sales" shall mean gross receipts from sales of Feverall(R) Sprinkle Caps(R) products by the Buyer less: (A) customary trade, quantity or cash discounts actually allowed, (B) amounts repaid or credited for rejections or returns, (C) customs duties or charges, (D) shipping, insurance and packing, to the extent that such amounts are separately billed, and (E) sales or other excise taxes or other governmental charges levied on or measured by sales, but not franchise, value-added, gross receipts or income taxes of any kind whatsoever. In the event that Buyer decides not to market the Feverall(R) Sprinkle Caps(R) product, ceases to market such product for reasons other than FDA action or chooses not to take action to remedy any FDA impediments to marketing such product, Buyer shall give Seller a right of first refusal for a period of 180 days following notice by Buyer to Seller of any offer Buyer may receive to acquire all or any part of the Feverall(R) Sprinkle Caps(R) Product Line, including any and all assets and product line information then relating to the Feverall(R) Sprinkle Caps(R) Product Line (specifically including the related trademarks) and any and all modifications, improvements and enhancements thereof to the date of sale to Seller.

                      (ii) Within 45 days after the end of each quarterly fiscal period of the Buyer in the Performance Period, commencing with the quarterly period that ends immediately after the Performance Commencement Date, Buyer (a) shall submit to Seller a report ("Performance Report") setting forth
(I) the Net Sales for such period and (II) the Performance Payment due thereon and (b) shall remit the required Performance Payment with the corresponding Performance Report.

                           (iii) Buyer shall keep or shall cause to be kept
accurate and correct records of gross and Net Sales. Such records shall be retained for three (3) years following the delivery of a given Performance Report. Upon five (5) business days written notice by Seller, such records shall be available for inspection during normal business hours, at the expense of Seller (except as otherwise provided below) by a certified public accountant selected by Seller and approved by Buyer, such approval not to be unreasonably withheld, for the sole purpose of verifying Performance Reports and Performance Payments hereunder. In the event that such inspection discloses a shortfall in the Performance Payment due to Seller as to any quarterly period in an amount equal to or greater than 3% of the Performance Payment made for such quarterly period, the cost of inspection shall be borne by Buyer. Such accountant shall not disclose to Seller any information other than information relating to the accuracy of Performance Reports and Performance Payments. Buyer agrees that Seller may, at Seller's cost and election, request the outside auditors for Buyer to verify the Performance Reports and Performance Payments as provided in this Section 1.5(c) as part of their normal audit of Buyer's financial statements.

         1.6 Assumption of Liabilities.

                  (a) At the Closing, the Seller and the Buyer shall execute and deliver an Assignment and Assumption Agreement (the "Assignment and Assumption"), substantially in the form attached hereto as Exhibit C, pursuant to which the Buyer shall assume and agree to perform, pay and discharge all obligations of the Seller continuing after the Closing under the contracts set forth on Schedule 1.6 hereto which are to be performed or become due and payable after the Closing Date (the "Assumed Liabilities").

                  (b) Except as provided in Section 9.3, with respect to indemnification for operations of the Buyer or other liabilities of the Buyer, the Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable and shall indemnify Buyer for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities.

         1.7 Allocation of Total Purchase Price and Assumed Liabilities. The aggregate amount of the Total Purchase Price and the Assumed Liabilities shall be allocated among the Assets and Product Line Information as follows: (i) an aggregate of $10,500,000 allocated to the Assets and Product Line Information other than the Inventory and Trademarks; (ii) $500,000 allocated to the Trademarks; (iii) $500,000 allocated to the non-competition agreement contained in Section 10.2 hereof; and (iv) the amount of the Inventory Cost to the Inventory.

         1.8 The Closing. The Closing shall take place at the offices of Doherty, Rumble & Butler Professional Association, 150 South Fifth Street, 3500 Fifth Street Towers, Minneapolis, Minnesota at 9:00 a.m., Minneapolis time, on July 10, 1997 or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 9:00 a.m., Minneapolis time, on the date of the Closing (the "Closing Date").

2.       Representations of the Seller.

         The Seller represents and warrants to the Buyer as follows:

         2.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. The Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and such a failure to qualify has or will have a material adverse effect upon the Assets or the ability of the Seller to perform its obligations under this Agreement.

         2.2 Authorization and Noncontravention. The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the Articles of Incorporation or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller is a party or by which the Seller or any of the Assets is or may be bound, which violation or conflict will have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement in accordance with the terms hereof.

Schedule 2.2 hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

         2.3 Ownership of the Assets. Schedule 2.3(i) hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good title to the Assets, free and clear of all Encumbrances of any kind, except as set forth on Schedule 2.3(ii) hereto (the "Permitted Encumbrances"). The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances and subject to the lien established by the Security Agreement.

         2.4 Product Profitability Analyses. The Seller has previously delivered to the Buyer product profitability analyses for each product in the Product Lines for each of the years in the six-year period ended December 31, 1996 (the "Product Profitability Analyses"), copies of which are attached as Schedule 2.4 hereto. The Product Profitability Analyses have been derived from the books and records of the Seller, which books and records were kept in the ordinary course of Seller's business. All Interim Product Profitability Analyses furnished pursuant to Section 5.3 will be prepared on a basis similar to the Product Profitability Analyses prepared in accordance with this Section 2.4.

         2.5 Absence of Undisclosed Liabilities. Except as and to the extent set forth on Schedule 2.5 hereto, the Seller does not have any material liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets or the business of the Seller relating to the Product Lines or the Business. For purposes of this Subsection 2.5, "material" means any amount in excess of $50,000 in the aggregate.

         2.6 Litigation. Except as set forth on Schedule 2.6 hereto, the Seller is not a party to, or to the Seller's best knowledge threatened with, and none of the Assets is subject to, any material litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the Business. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority relating to or affecting the Assets or the Business, which violation or default has a material adverse effect on the Assets or the Business or which would prevent the Seller from transferring the Assets or the Business to the Buyer according to the terms hereof.

         2.7 Insurance. Schedule 2.7 hereto sets forth a true, correct and complete list of all insurance policies insuring the Assets or the Business, specifying the type of coverage, the amount of the coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Seller's Insurance Policies") and all claims made with respect to the Assets and the Business under the Seller's Insurance Policies since January 1, 1992. True, correct and complete copies of all of the Seller's Insurance Policies have been previously delivered by the Seller to the Buyer. The Seller's Insurance Policies are in full force and effect. All premiums due on the Seller's Insurance Policies or renewals thereof have been paid and, to the best of Seller's knowledge, the Seller is not in default under any of the Seller's Insurance Policies. Except as set forth on Schedule 2.7 hereto, the Seller has not received any notice or other communication from any issuer of the Seller's Insurance Policies since January 1, 1992 canceling or materially amending any of the Seller's Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Seller, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

         2.8 Inventory and Returns, Rebates and Contract Pricing. Schedule 1.1(a)(i) hereto sets forth a true, correct and complete list of the Inventory as of the date hereof, including a description and the book value thereof. To the best of Seller's knowledge, such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to zero and the values at which such Inventory is carried reflect the normal inventory valuation policy of the Seller of stating the Inventory at the lower of cost or market value. Schedule 2.8 hereto sets forth a true, correct and complete summary of the historic levels of returns, rebates and contract pricing relating to Product Line products, in each case, measured as a percentage of total product sales of Product Line products sold during each of the two fiscal years ended December 31, 1996.

         2.9 Change in Financial Condition and Assets, Except as set forth on
Schedule 2.9 hereto, since December 31, 1996, there has been no change which materially and adversely affects the Assets or the condition (financial or otherwise) or prospects of the Business.

         2.10 Books and Records. The general ledgers and books of account of the Seller, with respect to the Assets and the Business, and all other books and records of the Seller, are in all material respects complete and correct and have generally been maintained in all material respects in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

         2.11 Contracts and Commitments.

                  (a) Schedule 1.1(a)(iii) hereto contains a true, complete and correct list and description of the Contracts which are to be assumed by the Buyer at the Closing.

                  (b) Except as set forth on Schedule 2.11 hereto:

                           (i) each Contract is a valid and binding agreement of
the Seller, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                           (ii) the Seller has fulfilled all material
obligations required pursuant to the Contracts to have been performed by the Seller on its part on or prior to the date hereof.

                           (iii) the Seller is not in material breach or default
of any material obligation of the Seller under, or a material term applicable to the Seller under, any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a material default, result in a loss of any material rights of the Seller or result in the creation of any material lien, charge or encumbrance, thereunder or pursuant thereto;

                           (iv) to the best of Seller's knowledge, there is no
existing material breach or default by any other party to any Contract, and, to the best of Seller's knowledge, no event has occurred which with the passage of time or giving of notice or both would constitute a material default by such other party, result in a loss of any material rights or result in the creation of any material lien, charge or encumbrance thereunder or pursuant thereto; and

                           (v) the Seller is not restricted by any Contract from
carrying on the Business anywhere in the world.

For purposes of this paragraph 2.11(b), the term "material" means the sum of $10,000.00 or more per contract or series of related contracts.

                  (c) Except as set forth on Schedule 2.11 hereto, the continuation, validity and effectiveness of each Contract will not be affected by the transfer thereof by Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

                  (d) True, correct and complete copies of all Contracts have previously been delivered or made available by the Seller to the Buyer.

         2.12 Compliance with Agreements and Laws. Except as set forth in
Schedule 2.12 hereto, the Seller has all requisite licenses, permits, approvals and certificates, including any required by the FDA, and all environmental, health and safety permits, from foreign, federal, state and local authorities necessary to conduct the Business and own and operate the Assets, the absence of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the Business or the ownership or operation of the Assets (collectively, the "Seller's Permits"). Schedule 2.12 hereto sets forth a true, correct and complete list of all such Seller's Permits, copies of which have previously been delivered by the Seller to the Buyer. The Seller is not in violation of any foreign, federal, state or local law, regulation or ordinance relating to the Assets or the Business, the violation of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the Business or the ownership or operation of the Assets. Except as set forth on Schedule 2.12 hereto, to the best of Seller's knowledge, Seller has conducted and is currently conducting the manufacture and sale of the products in the Product Lines in substantial compliance with all applicable foreign, federal, state and local laws, rules, regulations and judicial or administrative orders and processes, the violation of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the Business or the ownership or operation of the Assets. To the best of Seller's knowledge, the manufacture of such products by Seller and its contract manufacturers conforms in all material respects to the current "good manufacturing practices" regulations of the FDA. Except as set forth on Schedule 2.12 hereto, the Seller has not since January 1, 1992 received any notice or communication from any foreign, federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance. To the best of Seller's knowledge, the regulatory approvals and registrations and related materials set forth on Schedule 1.1(a)(ii) hereto constitute all such approvals and registrations necessary to conduct the Business, the lack of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the Business or the ownership or operation of the Assets.

         2.13 Absence of Certain Changes or Events. Except as set forth on
Schedule 2.13 hereto, since December 31, 1996, the Seller has not entered into any transaction relating to the Business which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Seller has not:

                  (a) Made any material amendment to or terminated any material Contract or done any act or omitted to do any act which would cause the breach of any material term or obligation applicable to the Seller under any material Contract;

                  (b) Authorized or issued recall notices for any products in the Product Lines or initiated any investigations relating to any material safety or technical problems with respect to any of the Product Lines; or

                  (c) Received notice of any material litigation, warranty claim or products liability claim relating to the Assets or the Business.

         2.14 Customers. Schedule 2.14 hereto sets forth a true, correct and complete list of the names and addresses of all customers of the Seller each of which accounted for 2.5% or more of the Seller's total sales relating to the Product Lines in the fiscal year ended December 31, 1996. None of such customers has notified the Seller that it intends to discontinue its relationship with the Seller. All unfilled orders (if any) relating to the Product Lines and the Business as of the Closing Date will be described in Schedule 1.1(a)(vii) hereto.

         2.15 Suppliers. Schedule 2.15 hereto sets forth a true, correct and complete list of the names and addresses of all approved suppliers (by the FDA or any foreign regulatory authority) relating to the Product Lines for each of the last five fiscal years ended December 31, 1996. None of the suppliers for the fiscal year ended December 31, 1996 has notified the Seller that it intends to discontinue its relationship with the Seller.

         2.16 Trade Names and Other Intangible Property.

                  (a) (i) Schedule 1.1(a)(v) hereto sets forth a true, correct, and complete list of all the trademarks and trade names (other than the Upsher-Smith name and logo and the Uniserts(R) name) used in connection with the Product Lines. True, correct and complete copies of all licenses and other agreements relating to the trademarks and trade names listed on Schedule 1.1(a)(v) hereto have been previously delivered by the Seller to the Buyer.

                           (ii) True, correct and complete copies of all
licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer.

                  (b) Schedule 2.16(b) hereto sets forth a true, correct and complete copy of the current formulations and product methodologies relating to each product in the Product Lines. Such formulations and methodologies are sufficient to enable Buyer to manufacture all of such products.

                  (c) Except as otherwise disclosed in Schedule 2.16(c) hereto, to the best of Seller's knowledge, the Seller is the sole and exclusive owner of all Intangible Property and the Trademarks and all designs, permits, labels, and packages used on or in connection therewith. To the best of Seller's knowledge, the Intangible Property and the Trademarks owned by the Seller are sufficient to conduct the Business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the Business as presently conducted by the Seller. Except as otherwise disclosed in Schedule 2.16(c) hereto, the Seller has received no notice of, and has no knowledge of any reasonable basis for, a claim against it that the Business or any of the Assets infringes any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. To the best of Seller's knowledge, the

Seller has no disputes with or claims against any third party for infringement by such third party of any rights relating to the Trademarks or other Intangible Property. To the best of Seller's knowledge, the Seller has taken all steps deemed by Seller to be reasonably necessary to protect its right, title and interest in and to the Intangible Property.

         2.17 Regulatory Approvals. To the best of Seller's knowledge, all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation, including all applicable foreign, federal, state, and local laws and regulations (including those of the FDA), which must be obtained or satisfied by the Seller and which are necessary for the execution and delivery by the Seller of this Agreement and the documents to be executed and delivered by the Seller in connection herewith are set forth on Schedule 2.17 hereto and have been, or will be on or prior to the Closing Date, obtained and satisfied. All regulatory approvals and registrations relating to the Product Lines or the Business are described in Schedule 1.1(a)(ii) hereto.

3.       Representations of the Buyer.

         The Buyer represents and warrants to the Seller as follows:

         3.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement, the Promissory Note, the Security Agreement, the License Agreements, the Manufacturing Agreement and the Assignment and Assumption and to consummate the transactions contemplated hereby and thereby. The Buyer is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and such a failure to qualify has or will have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement, the Promissory Note, the Security Agreement, the License Agreements, the Manufacturing Agreement, the Assignment and Assumption and all other agreements and instruments entered into by Buyer in connection with the transactions contemplated by this Agreement.

         3.2 Authorization. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of the any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound, which conflict, breach, termination, default, acceleration or encumbrance will materially affect the ability of the Buyer to perform its obligations under this Agreement in accordance with the terms hereof. Schedule 3.2 hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

         3.3 Financial Statements. The Buyer has previously delivered to the Seller copies of the Buyer's audited financial statements as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 (the "Financial Statements"), copies of which are attached as Schedule
3.3 hereto. The Financial Statements fairly present the information set forth therein in accordance with generally accepted accounting principles. The Financial Statements, including the notes thereto, disclose any and all security arrangements for indebtedness of the Buyer in existence at the date thereof.

         3.4 Litigation. Except as set forth on Schedule 3.4 hereto, the Buyer is not a party to, or to the Buyer's best knowledge threatened with, any material litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority. The Buyer is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority, which violation or default has a material adverse effect on the business of the Buyer or which would prevent the Buyer from operating the Business after the Closing.

         3.5 Insurance. Schedule 3.5 hereto sets forth a true, correct and complete list of all insurance policies which will insure the Assets or the Business after the Closing, specifying the type of coverage, the amount of the coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Buyer's Insurance Policies") and all claims made with respect to the Assets and the Business under the Buyer's Insurance Policies since January 1, 1996. True, correct and complete copies of all of the Buyer's Insurance Policies have been previously delivered by the Buyer to the Seller. The Buyer's Insurance Policies are in full force and effect. All premiums due on the Buyer's Insurance Policies or renewals thereof have been paid and, to the best of Buyer's knowledge, the Buyer is not in default under any of the Buyer's Insurance Policies. Except as set forth on Schedule 3.5 hereto, the Buyer has not received any notice or other communication from any issuer of the Buyer's Insurance Policies since January 1, 1996 canceling or materially amending any of the Buyer's Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Buyer, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

         3.6 Change in Financial Condition and Business. Except as set forth on
Schedule 3.6 hereto, since December 31, 1996, there has been no change which materially and adversely affects the business or the condition (financial or otherwise) or prospects of the Buyer. Since December 31, 1996, there has been no change in the security arrangements for indebtedness of the Buyer which is not disclosed in the Financial Statements.

         3.7 Compliance with Agreements and Laws. Except as set forth in
Schedule 3.7 hereto, the Buyer has all requisite licenses, permits, approvals and certificates, including any required by the FDA, and all environmental, health and safety permits, from foreign, federal, state and local authorities necessary to conduct the business of the Buyer, including the Business, and to own and operate the Assets, the absence of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the business of the Buyer (collectively, the "Buyer's Permits"). The Buyer is not in violation of any foreign, federal, state or local law, regulation or ordinance relating to its business, the violation of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the business of the Buyer. Except as set forth on Schedule 3.7 hereto, to the best of Buyer's knowledge, Buyer has conducted and is currently conducting the manufacture and sale of its products in substantial compliance with all applicable foreign, federal, state and local laws, rules, regulations and judicial or administrative orders and processes, the violation of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the business of the Buyer. To the best of Buyer's knowledge, the manufacture of such products by Buyer and its contract manufacturers conforms in all material respects to the current "good manufacturing practices" regulations of the FDA. Except as set forth on Schedule 3.7 hereto, the Buyer has not since January 1, 1992 received any notice or communication from any foreign, federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance. To the best of Buyer's knowledge, the Buyer has all regulatory approvals and registrations necessary to conduct the business of the Buyer, the lack of any one of which, or any combination of which, would have a material adverse effect on the condition (financial or otherwise) of the business of the Buyer.

         3.8 Absence of Certain Changes or Events. Except as set forth on
Schedule 3.8 hereto, since December 31, 1996, the Buyer has not entered into any transaction relating to the business of the Buyer which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Buyer has not:

                  (a) Made any material amendment to or terminated any material contract or done any act or omitted to do any act which would cause the breach of any material term or obligation applicable to the Buyer under any material contract;

                  (b) Authorized or issued recall notices for any of its products or initiated any investigations relating to any material safety or technical problems with respect to any of its products;

                  (c) Received notice of any material litigation, warranty claim or products liability claim relating to any of its products;

                  (d) Received notice from any substantial customer or group of customers that it or they intend to discontinue its or their relationship with the Buyer, which discontinuance would have a material adverse effect on the business or the condition (financial or otherwise) of the Buyer; or

                  (e) Received notice from any substantial supplier or group of suppliers that it or they intend to discontinue its or their relationship with the Buyer, which discontinuance would have a material adverse effect on the business or the condition (financial or otherwise) of the Buyer.

         3.9 Intangible Property.

                  (a) To the best of Buyer's knowledge, the patents, trademarks, trade names and other intangible property owned or used by the Buyer are sufficient to conduct the business of the Buyer as presently conducted. Except as otherwise disclosed in Schedule 3.9 hereto, the Buyer has received no notice of, and has no knowledge of any reasonable basis for, a claim against it that the business of the Buyer infringes any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others, the consequences of which would have a material adverse effect on the business or the condition (financial or otherwise) of the Buyer. To the best of Buyer's knowledge, the Buyer has no disputes with or claims against any third party for infringement by such third party of any rights relating to patents, trademarks, trade names or other intangible property owned or used by the Buyer. To the best of Buyer's knowledge, the Buyer has taken all steps deemed by the Buyer to be reasonably necessary to protect its right, title and interest in and to all of such intangible property.

4.       Access to Information; Public Announcements.

         4.1      Access to Management, Properties and Records.

                  (a) Subject to the terms of the Nondisclosure and Confidentiality Agreement between the parties dated November 9, 1993, from the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller relating to the Assets or the Business, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller relating to the Assets or the Business, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the Business of the Seller as the Buyer shall reasonably request.

                  (b) The Seller shall authorize the release to the Buyer of all files pertaining to the Assets or the Business held by any foreign, federal, state or local authorities, agencies or instrumentalities.

         4.2 Public Announcements. The parties agree that prior to the Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer (other than as Buyer or Seller deems necessary in connection with the offering of their respective securities or other financing, or in communications with holders of securities issued prior to the date of this Agreement), shall be subject to the approval of both parties, which approval shall not be unreasonably withheld.

5.       Pre-Closing Covenants of the Seller.

         From and after the date hereof and until the Closing Date:

         5.1 Conduct of Business. The Seller shall carry on the Business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the Buyer. All of the property of the Seller relating to the Business shall be used, operated, repaired and maintained in a normal business manner consistent with past practice. Buyer and Seller will mutually agree on the levels of Inventory to be maintained by Seller during the period from the date of this Agreement until the Closing Date, and in the absence of such mutual agreement the level of Inventory shall not exceed $250,000 in value over the level necessary to satisfy unfilled orders set forth on Schedule 1.1(a)(vii) hereto. The Seller shall not increase its prices with respect to any of the products in the Product Lines in a manner that is inconsistent, as to timing or magnitude, with increases imposed by Seller since January 1, 1993.

         5.2 Absence of Material Changes. Without the prior written consent of the Buyer, the Seller shall not with respect to the Business or the Assets:

                  (a) Incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

                  (b) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

                  (c) Sell, assign, or transfer any of the Assets, except for inventory sold in the ordinary course of business;

                  (d) Merge or consolidate with or into any corporation or other entity;

                  (e) Take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

                  (f) Fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until after the Closing Date;

                  (g) Fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment; or

                  (h) Commit or agree to do any of the foregoing in the future.

         5.3 Delivery of Interim Product Profitability Analyses and Other Information. As promptly as possible following the last day of each month after the date hereof, and in any event within 30 days after the end of each such month, the Seller shall deliver to the Buyer updated Product Profitability Analyses (collectively, the "Interim Product Profitability Analyses"). In addition, prior to Closing, the Seller shall provide to the Buyer an update of the information specified in Sections 2.14 and 2.15 hereof.

         5.4 Communications with Customers, Suppliers, Distributors and Wholesalers.

                  (a) The Seller will accept customer orders in the ordinary course of business and consistent with past practice as the Buyer's agent for all products in the Product Lines offered by the Seller but expected to be shipped by the Buyer after the Closing Date.

                  (b) The Seller and the Buyer will cooperate in communication with customers, suppliers, distributors and wholesalers, to accomplish the transfer of the Assets to the Buyer on the Closing Date. The Seller and the Buyer further agree that prior to the Closing Date, except as otherwise required by law, neither party shall disclose the existence of this Agreement or this transaction to any third party (other than their respective professional advisors, and other than any disclosure Buyer or Seller deems necessary in connection with the offering of their respective securities or other financing, or in communications with holders of securities issued prior to the date of this Agreement) without the prior written consent of the other party.

         5.5 Compliance with Laws. The Seller will comply with all laws and regulations which are applicable to it, its ownership of the Assets or to the conduct of the Business and will perform and comply with all contracts, commitments and obligations by which it is bound relating to the Business and the Assets.

         5.6 Continuing Obligation to Inform. From time to time prior to the Closing, the Seller will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

         5.7 Exclusive Dealing. From the date hereof to the Closing Date, the Seller will not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Assets or the Business, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any nonpublic information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Seller shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

6.       Best Efforts to Obtain Satisfaction of Conditions.

         Each of the Seller and the Buyer covenant and agree to use their respective reasonable best efforts to obtain the satisfaction of the conditions specified in this Agreement.

7.       Conditions to Obligations of the Buyer.

         The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

         7.1 Continued Truth of Representations and Warranties of the Seller; Compliance with Covenants and Obligations. The representations and warranties of the Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         7.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

         7.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

         7.4 Consents of Lenders, Lessors and Other Third Parties. The Seller and the Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller and the Buyer to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on
Schedule 2.2 and Schedule 3.2 hereto.

         7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets or of the Buyer to own or use the Assets or operate the Business after the Closing.

         7.6 Opinion of Counsel. The Buyer shall have received an opinion of Doherty, Rumble & Butler Professional Association, counsel to the Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

         7.7 The Assets. Except for the Permitted Encumbrances and the lien established by the Security Agreement, at the Closing the Buyer shall receive good title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

         7.8 Tax Lien Waivers. On or prior to the Closing Date, the Seller shall have obtained and delivered to the Buyer tax lien waivers from all jurisdictions in which Assets are located and which provide such tax lien waivers.

         7.9 Sales Broker Agreements. On or prior to the Closing Date, Buyer shall have entered into sales broker agreements with members of the sales representatives group currently marketing the Product Lines, on terms acceptable to Buyer and such sales representatives.

         7.10 Due Diligence. On or prior to the Closing Date, Buyer shall have completed to its satisfaction its due diligence investigation relating to the Assets and the Business.

         7.11 Agreements. Buyer and Seller shall have executed and delivered (a) a manufacturing agreement relating to the Product Lines in substantially the form attached hereto as Exhibit E (the "Manufacturing Agreement"), (b) the trademark license agreement relating to the Uniserts(R) trademark in substantially the form attached hereto as Exhibit F (the "Uniserts(R) License"), and (c) the trademark license agreement relating to the Sprinkle Caps(R) trademark in substantially the form attached hereto as Exhibit G (the "Sprinkle Caps(R) License", which, together with the Uniserts(R) License, are collectively referred to as the "License Agreements").

         7.12 Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

                  (a) a certificate of the Secretary of State of the State of Minnesota as to the legal existence and good standing (including tax) of the Seller in Minnesota;

                  (b) certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers, and the authenticity of the resolutions authorizing the transactions contemplated by the Agreement;

                  (c) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

                  (d) a bill of sale substantially in the form attached hereto as Exhibit H;

                  (e) The Assignment and Assumption, executed by the Seller;

                  (f) such instruments of conveyance, assignment and transfer, in form and substance, reasonably satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer good title to the Assets;

                  (g) cross receipt executed by the Seller; and,

                  (h) such other documents, instruments or certificates as the Buyer may reasonably request.

8.       Conditions to Obligations of the Seller.

         The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

         8.1 Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         8.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

         8.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

         8.4 Consents of Lenders, Lessors and Other Third Parties. The Buyer and the Seller shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer and the Seller to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 2.2 and Schedule 3.2 hereto.

         8.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets or of the Buyer to own or use the Assets or operate the Business after the Closing.

         8.6 Opinion of Counsel. The Seller shall have received an opinion of Hale and Dorr LLP, counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit I, and as to such other matters as may be reasonably requested by the Seller or its counsel.

         8.7 Seller Financing. The Buyer shall have executed and delivered to the Seller the Promissory Note, the Security Agreement, financing statements on Form UCC-1 in a form reasonably required by the Seller and such other related instruments reasonably necessary to secure the Promissory Note and confirm the lien of the Security Agreement, and the Seller shall have executed and delivered the Intercreditor Agreement.

         8.8 Agreements. The Buyer and the Seller shall have executed and delivered (a) the Manufacturing Agreement, (b) the Uniserts(R) License and (c) the Sprinkle Caps(R) License.

         8.9 Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

                  (a) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

                  (b) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

                  (c) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

                  (d) the Assignment and Assumption executed by the Buyer;

                  (e) duly executed termination statements releasing any encumbrances on the Assets;

                  (f) payment of the Closing Payment payable pursuant to Section 1.5(b);

                  (g) executed Promissory Note;

                  (h) duly executed Security Agreement substantially in the form of Exhibit B hereto with such modifications as the Seller may reasonably require;

                  (i) duly executed financing statements substantially in the form of Exhibit J hereto;

                  (j) duly executed Intercreditor Agreement in the form of Exhibit K hereto;

                  (k) cross receipt executed by the Buyer; and

                  (l) such other documents, instruments or certificates as the Seller may reasonably request.

9.       Indemnification.

         9.1 By the Buyer and the Seller. Subject to and limited by the provisions of Section 15 hereof, the Buyer and the Seller each hereby indemnifies and holds harmless the other party against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") reasonably incurred by the Buyer or the Seller in connection with each and all of the following:

                  (a) Any material breach by the indemnifying party of any representation or warranty in this Agreement (other than those representations and warranties which are already qualified as to materiality, as to which any breach (not just a material breach) shall be applicable to this paragraph (a)) or in any certificate or schedule furnished by the indemnifying party pursuant to this Agreement; and

                  (b) Any material breach of any covenant, agreement or obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

but, with respect to clause (a) above, only to the extent that the aggregate amount of Losses resulting from a material breach or breaches of such representations and warranties exceeds $200,000, and provided, however, that $5,000,000 shall be the maximum amount which the Seller shall be required to indemnify the Buyer for Losses resulting from any and all material breach or breaches of the Seller's representations and warranties contained in clause (a) irrespective of the actual amount of such Losses.

         9.2 By the Seller. Subject to and limited by the provisions of Section 15 hereof, the Seller further agrees to indemnify and hold harmless the Buyer from any and all Losses reasonably incurred by the Buyer, in connection with each and all of the following:

                  (a) Any claims against, or liabilities or obligations of, the Seller which do not arise out of the use or possession of the Assets or the operation of the Business;

                  (b) The failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement;

                  (c) Any violation by the Seller of, or any failure by the Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller, the Assets or the Business prior to Closing, whether or not any such violation or failure to comply has been disclosed to the Buyer;

                  (d) Any warranty claim or product liability claim relating to
(i) products manufactured or sold by the Seller prior to the Closing Date or
(ii) the Seller's business or operations prior to the Closing Date; and

                  (e) Any tax liabilities or obligations of the Seller other than the liability, if any, of the Buyer for sales taxes arising out of the transactions contemplated hereby.

         9.3 By the Buyer. The Buyer further agrees to indemnify and hold harmless the Seller from any and all Losses reasonably incurred by the Seller, in connection with each and all of the following:

                  (a) Any claims against, or liabilities or obligations which arise out of the use, possession or ownership of the Assets by, the Buyer after the Closing, any act or failure to act by the Buyer with respect to the Assets or the operation of the Business after the Closing, and the Assumed Liabilities after the Closing;

                  (b) Any violation by the Buyer of, or any failure by the Buyer to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Buyer in connection with the transfer of the Assets and the Business;

                  (c) Any violation by the Buyer after the Closing of, or any failure by the Buyer to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Buyer, the Assets or the Business; and

                  (d) Any warranty claim or product liability claim relating to
(i) the Buyer's business and its operations; (ii) the Assets or the Business (other than those warranty claims arising out of the acts of the Seller pursuant to the Manufacturing Agreement); or (iii) any Inventory sold by Buyer after the Closing (other than those warranty claims pertaining to Product Lines manufactured by Seller and arising out of the acts of the Seller or the failure of Seller to act as required pursuant to the Manufacturing Agreement).

         9.4 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it may claim indemnification hereunder without the prior written consent of the Indemnifying Party except as provided in Section 9.5 of this Agreement.

         9.5 Defense by Indemnifying Party. In connection with any claim by an Indemnified Party resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligation to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         9.6 Payment of Indemnification Obligation. The Buyer hereby agrees that no claim for indemnification by the Buyer under this Section 9 or under any other provision of this Agreement shall be set off against the Buyer's obligation to make payments under the Promissory Note. All indemnification by the Buyer or the Seller hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

         9.7 Survival of Representations. The representations and warranties of each of the parties hereto shall survive until the date that is eighteen (18) months after the Closing Date; provided, however, that the representations of the Seller contained in Section 2.3 hereof as to title to the Assets shall survive until the date that is two (2) years after the Closing Date.

         9.8 Limit on Claims. No claim under this Agreement, including but not limited to any claim for damages or indemnification, shall be enforceable unless the party against whom the claim is made receives written notice of such claim in the manner set forth in Sections 9.4 and 14 hereof not later than (i) in the case of claims made by either party under Section 9.1, the date that is eighteen
(18) months from the Closing Date; provided, however, that if such claim arises as a consequence of a breach of any representation of the Seller as to title to the Assets contained in Section 2.3 hereof, such date shall be two (2) years from the Closing Date; (ii) in the case of claims made by Buyer pursuant to Sections 9.2(a), (b) or (c), the earlier of the date which is one (1) year from the date payment is made to a creditor or the date which is two (2) years after the Closing Date; (iii) for claims made by Buyer pursuant to Sections 9.2(d) or
(e) or claims made by the Seller pursuant to Section 9.3 the earlier of (A) the expiration of the applicable underlying statute of limitations plus six months or (B) the date which is four (4) years after the Closing Date.

         9.9 Limit on Damages. The aggregate amount payable by Seller to Buyer under this Section 9 shall not exceed the Total Purchase Price.

10.      Post-Closing Agreements.

         10.1 Proprietary Information.

                  (a) The Seller agrees that from and after the Closing Date the Seller shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Business and the Assets and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller. Nothing contained herein shall prevent Seller from disclosing, publishing or using such knowledge or information in connection with its other products or future products or providing or disclosing such information as may be required by law.

                  (b) The Buyer agrees that from and after the Closing Date the Buyer shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to (i) the business of Seller other than specifically with respect to the Business and the Assets, and (ii) the Business and Assets to the extent the Seller will continue to have the right under this Agreement and agreements and instruments entered into hereunder to use such knowledge or information in connection with its other products or future products; and the Buyer shall not disclose, publish or make use of the same without the consent of the Seller, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Buyer. Nothing contained herein shall prevent the Buyer from providing or disclosing such information as may be required by law.

         10.2 Non-Competition Agreement.

                  (a) For a period of five (5) years after the Closing Date, neither the Seller nor any Affiliate thereof shall (i) manufacture, market or sell any acetaminophen suppository or non-steroid suppository product, (ii) manufacture, market or sell any particle-coated acetaminophen product principally for pediatric use, or (iii) manufacture, market or sell any controlled-release particle-coated acetaminophen product. For purposes of this Section , "Affiliate" shall have the meaning ascribed to such term under Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                  (b) In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

         10.3 Sharing of Data.

                  (a) The Seller shall have the right for a period of seven years (or such longer period as any applicable law requires Seller to maintain such records) following the Closing Date, to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information, as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations, and Buyer agrees to maintain such books, records and accounts for such period. The Buyer shall have the right, for a period of seven years (or such longer period as any applicable law requires Seller to maintain such records) following the Closing Date, to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and similar records, which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business and is needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations, and Seller agrees to maintain such books, records and accounts for such period. The provisions of this Section 10.3 shall not limit the obligation of Buyer to maintain records for the purposes set forth in Section 1.5(c)(iii).

                  (b) The Seller and Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof and of the Business by the Buyer and in other respects to carry out and facilitate the transactions contemplated by this Agreement.

         10.4 Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expense paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

         10.5 Product Claims and Returns. In the event that returns, rebates or other contract pricing relating to sales of Product Line products made by the Seller prior to the Closing Date exceed the levels set forth on Schedule 2.8 hereto, the Buyer shall indemnify the Seller from such liabilities unless such returns, rebates or other contract pricing are the result of (i) one or more recalls affecting Product Line products or (ii) the failure of any Product Line products to conform with applicable specifications.

11.      Termination of Agreement.

         11.1 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Minneapolis, Minnesota time, on July 17, 1997, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

         11.2 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement, and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

         11.3 Termination by Reason of Breach. This Agreement may be terminated by the Seller, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder.

         11.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1 or by the Seller pursuant to Section 11.3, then the non-refundable cash payments of (a) $250,000 (paid by the Buyer pursuant to Section 1.5(b)) and (b) $100,000 (payable by the Buyer pursuant to
Section 17(b)) shall be liquidated damages, in full and complete satisfaction of any claims or causes of action that the Seller may have for a breach of any provision of this Agreement or the failure of the Buyer to consummate the transactions contemplated hereby, and shall be the Seller's sole and exclusive remedy in connection with, or arising out of, any such breach or failure, and the Buyer shall have no further obligation or liability to the Seller under this Agreement except as provided in Section 11.5.

         11.5 Survival in Event of Termination. Notwithstanding the other provisions of this Section 11, the obligations of the parties contained in
Section 10.1 and Section 17(a) hereof shall survive the termination of this Agreement, in the case of Section 10.1 notwithstanding the fact that the Closing has not occurred.

12.      Transfer and Sales Tax.

         Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Buyer shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Buyer shall fail to pay such amounts on a timely basis, the Seller may pay such amounts to the appropriate governmental authority or authorities, and the Buyer shall promptly reimburse the Seller for any amounts so paid by the Seller.

13.      Brokers.

         13.1 For the Seller. The Seller agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on the Seller's behalf in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

         13.2 For the Buyer. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on the Buyer's behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

14.      Notices.

         Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, by telefacsimile or sent by regular overnight mail or courier service, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the receiving party may have given notice:

         To the Seller:             Upsher-Smith Laboratories, Inc.
                                    14905 23rd Avenue North
                                    Minneapolis, MN   55447
                                    Attention: Vice President, CFO
                                    Telefacsimile: (612) 476-4026

         With a copy to:            Doherty, Rumble & Butler
                                    Professional Association
                                    3500 Fifth Street Towers
                                    150 South Fifth Street
                                    Minneapolis, MN   55402
                                    Attention:  Dean R. Edstrom, Esq.
                                    Telefacsimile: (612) 340-5584

         To the Buyer:              Ascent Pediatrics, Inc.
                                    187 Ballardvale Street, Suite B125
                                    Wilmington, MA   01887
                                    Attention: President
                                    Telefacsimile: (508) 658-3939

         With copy to:              Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA   02109
                                    Attention:  David E. Redlick, Esq.
                                    Telefacsimile: (617) 526-5000

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) on the next business day, if delivered by regular overnight mail, courier, or telefacsimile; or (c) three business days after being sent, if sent by registered or certified mail.

15. Binding Effect; Successors and Assigns; Benefit; Disclaimer of Liability; Securities Indemnification.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a wholly-owned subsidiary of Buyer, but no assignment shall release the Buyer from any obligation or liability under this Agreement. Any assignment in contravention of this provision shall be void.

                  (b) This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer or shall confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, interests, benefits, claims, remedies, obligations or liabilities under or by reason of this Agreement or any provisions or representations contained in this Agreement, whether such other person claims as a third party beneficiary or otherwise.

                  (c) The Buyer and the Seller agree that each is acting as an independent party in the negotiation and execution of this Agreement and with respect to the transactions contemplated hereby, that the Seller is not a founder, promoter, controlling person, partner, joint venturer or affiliate of Buyer, and that the Buyer is solely responsible for any and all disclosures made by the Buyer to any third party with respect to this Agreement, the transactions contemplated hereby, the Business, the Assets and any representations made by the Seller to the Buyer in this Agreement or in connection with the transactions contemplated hereby, the Business or the Assets (such representations being made for the exclusive benefit of the Buyer and not to be relied on by any other person or investor in the Buyer). Accordingly, the Buyer hereby disclaims any right to rely on any such representations made by the Seller in connection with any securities offering, financing or other transaction conducted by the Buyer with any other person, and agrees to indemnify and hold harmless the Seller from and against any and all Losses incurred by the Seller in connection with any claim against the Seller, directly or indirectly, by any other person. The Buyer further agrees that it shall not seek, and shall have no right to claim or receive, any damages from the Seller which are derived from, occasioned by or measured by any Losses incurred by the Buyer as a consequence of or related to the issuance by the Buyer of its securities or any other financing transaction by Buyer.

                  (d) The Buyer will indemnify and hold harmless the Seller, its directors and officers and each person, if any, who controls the Seller within meaning of the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), against any Losses to which they may become subject under the 1933 Act or the 1934 Act, or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memorandum or other document prepared or used in connection with the offer or sale of securities by the Buyer, including any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Buyer of the 1933 Act, the 1934 Act, any rule or regulation promulgated under the 1933 Act or the 1934 Act, or any other statute or at common law.

16.      Entire Agreement; Attachments; Amendments; Waiver.

                  (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto, including the Confidentiality and Non-Disclosure Agreement between the Buyer and the Seller dated November 9, 1993, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

                  (b) The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. If the provisions of any agreement or instrument attached as an Exhibit to this Agreement are inconsistent with the provisions of this Agreement after execution thereof, the provisions of such other agreement or instrument shall prevail.

                  (c) The Buyer and the Seller may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the Buyer and the Seller.

                  (d) Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 16(d) with appropriate notice in accordance with Section 14 of this Agreement.

17.      Expenses.

                  (a) Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

                  (b) In the event that the Closing hereunder does not occur on or prior to July 17, 1997 for reasons other than the Buyer's conditions to Closing set forth in

Section 7 hereof, the Buyer shall promptly pay to the Seller $100,000 in cash to cover a portion of the Seller's costs and expenses incurred in connection with this Agreement.

18.      Governing Law; Remedies.

                  (a) The validity, interpretation and effect of this Agreement shall be governed by and construed under the laws of the State of Minnesota without regard to its conflicts of laws principles.

                  (b) The parties agree to attempt to settle any disputes that arise in connection with this Agreement through good faith mediation efforts. The parties agree that any dispute that arises in connection with this Agreement which is not settled through good faith mediation efforts shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in Chicago, Illinois. There shall be three (3) arbitrators, one (1) to be chosen by Buyer one (1) to be chosen by Seller and a third to be selected by the two arbitrators so chosen. The decision of the arbitrators shall be final and binding upon all parties and their respective successors and assigns. The costs of arbitration, including reasonable attorney's fees, shall be borne by the losing party.

19.      Section Headings.

                  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

20.      Severability.

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

21.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                  UPSHER-SMITH LABORATORIES, INC.




                  By: /s/Kenneth L. Evenstad
                      -----------------------------------
                        Title: Chairman and CEO
                               --------------------------

                  ASCENT PEDIATRICS, INC.



                  By: /s/ Emmett Clemente
                      -----------------------------------
                        Title: Chairman
                               --------------------------

                                LIST OF EXHIBITS
                                       TO
                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                             ASCENT PEDIATRICS, INC.
                                       AND
                         UPSHER-SMITH LABORATORIES, INC.



A.       PROMISSORY NOTE

B.       SECURITY AGREEMENT

C.       ASSIGNMENT AND ASSUMPTION AGREEMENT

D.       DOHERTY, RUMBLE & BUTLER OPINION

E.       MANUFACTURING AGREEMENT

F.       UNISERTS(R) LICENSE

G.       SPRINKLE CAPS(R) LICENSE

H.       BILL OF SALE

I.       HALE AND DORR OPINION

J.       FINANCING STATEMENTS

K.       INTERCREDITOR AGREEMENT

                               LIST OF SCHEDULES
                                       TO
                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                            ASCENT PEDIATRICS, INC.
                                      AND
                        UPSHER-SMITH LABORATORIES, INC.

         1                 Description of Business
         1.1(a)(i)         Inventory
         1.1(a)(ii)        Registrations
         1.1(a)(iii)       Contracts
         1.1(a)(v)         Trademarks
         1.1(a)(vii)       Unfilled Orders
         1.2(a)(i)         Technical Information
         1.2(a)(ii)        Regulatory Information
         1.2(a)(iii)       Marketing Materials
         1.6               Assumed Liabilities

         2.2               Consents and Approvals of Third Parties (Seller)
         2.3(i)            Encumbrances
         2.3(ii)           Permitted Encumbrances
         2.4               Product Profitability Analyses
         2.5               Undisclosed Liabilities
         2.6               Seller's Litigation
         2.7               Seller's Insurance Policies
         2.8               Returns, Rebates and Contract Pricing
         2.9               Change in Financial Condition and Assets (Seller)
         2.11              Contract Exceptions
         2.12              Seller's Permits and Permit Exceptions
         2.13              Transactions Out of Ordinary Course (Seller)
         2.14              Customers
         2.15              Suppliers
         2.16(b)           Current Formulations and Product Methodologies
         2.16(c)           Intangible Property and Trademark Exceptions (Seller)
         2.17              Regulatory Approvals

         3.2               Consents and Approvals of Third Parties (Buyer)
         3.3               Financial Statements
         3.4               Buyer's Litigation
         3.5               Buyer's Insurance Policies
         3.6               Change in Financial Condition and Business (Buyer)
         3.7               Buyer's Permit Exceptions
         3.8               Transactions Out of Ordinary Course (Buyer)
         3.9               Intangible Property Exceptions (Buyer)

                                                                      EXHIBIT A

                                PROMISSORY NOTE


$5,500,000.00                                           July_____________, 1997


1. FOR VALUE RECEIVED, ASCENT PEDIATRICS, INC., a Delaware corporation (the "Borrower") hereby promises to pay to the order of UPSHER-SMITH LABORATORIES, INC., a Minnesota corporation ("Holder"), at its principal office located 14905 23rd Avenue North, Minneapolis, MN, the principal sum of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00), in lawful money of the United States and immediately available funds, on ____________________, 1998, without set-off, deduction on counterclaim, unless sooner prepaid or accelerated in accordance with the terms of this Note.

2. This Note shall not bear interest, provided, however, that if this Note is not fully paid on or prior to ___________________, 1998, then interest shall be payable at the rate of 18% per annum (or such lower rate as is equal to the maximum rate permitted by law from time to time) on the principal amount outstanding, calculated and charged on the basis of the actual days that principal remains unpaid from and after ________, 1998 until the principal and interest thereon shall have been paid in full.

3. The outstanding principal balance of this Note may be prepaid at any time at the option of the Borrower, in whole or in part, without premium or penalty.

4. All payments and prepayments shall, at the option of the Holder, be applied first to any costs of collection, second to any accrued interest on this Note and lastly to principal.

5. This Note has been issued pursuant to that certain Asset Purchase Agreement dated March ___, 1997, by and between the Borrower and the Holder in connection with the Borrower's purchase of certain product lines of the Holder (the "Purchase Agreement"), and is secured by, among other things, that certain Security Agreement of even date herewith executed by Borrower, as debtor, in favor of the Holder, as secured party (the "Security Agreement"), and is entitled to all of the benefits provided for in said Security Agreement.

6. Upon the occurrence of an Event of Default or at any time thereafter, the principal balance hereof and any accrued interest and all other amounts due hereon shall, at the option of the Holder, become immediately due and payable, without notice or demand, and the Holder shall be entitled to enforce and exercise its rights by action at law, suit in equity and any other appropriate means.

7. The Borrower promises to pay all reasonable costs of collection of this Note which are incurred after the occurrence of an Event of Default, including but not limited to reasonable attorneys' fees, paid or incurred by the Holder on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

8. As used herein, the term "Event of Default" shall mean and include each or all of the following events:

         (a) the Borrower shall fail to pay, when due, any amounts required to be paid by it under this Note or the Security Agreement (collectively, the "Transaction Documents"), or the Borrower shall fail to pay within thirty (30) days of its due date the principal balance of any indebtedness which is outstanding in excess of $500,000 to any third party or parties which is not being contested in good faith, whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

         (b) the Borrower shall fail to observe or perform any of its covenants, conditions or agreements to be observed or performed by it under any of the Transaction Documents (other than defaults which are otherwise covered by the terms of this Paragraph 8 or which can be cured by a money payment) for a period of thirty (30) days after the Holder has forwarded to the Borrower written notice thereof, specifying such default and requesting that it be remedied;

         (c) the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or if a petition or answer proposing the adjudication of the Borrower as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or of all or substantially all of its assets shall be appointed in any proceeding brought against the Borrower and shall not be discharged within sixty (60) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower shall be levied upon or attached in any proceeding in an amount in excess of $500,000 and which is not released or discharged within thirty (30) days of the date of the levy or attachment, as applicable;

         (d) final judgment(s) for the payment of money in excess of $250,000, individually or in the aggregate, shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

         (e) the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense);

         (f) any representation or warranty made by the Borrower in the Transaction Documents shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

         (g) the Borrower shall liquidate, dissolve, terminate or materially suspend its business operations, or sell all or substantially all of its assets, or shall sell any of its assets in violation of the terms of the Security Agreement, without the prior written consent of the Holder; or

         (h) the Borrower shall fail to pay, withhold, collect or omit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) the failure to pay which is likely to have a material adverse effect on the financial condition of the Borrower or a notice of any state or federal tax liens shall be filed or issued which is not stayed or discharged within thirty days thereof.

9. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

10. No failure or delay on the part of the Holder in exercising any right, power or remedy hereunder or under the Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the Security Agreement are cumulative and are not exclusive of any remedies that may be available to the Holder at law or in equity or otherwise. This Note may not be amended and the provisions hereof may not be waived without the written consent of the Holder.

11. If more than one person or individual has executed this Note, their liability for the obligations arising hereunder shall be joint and several; and each agrees that it is not merely an accommodation party with respect to this Note and hereby waives any and all defenses based upon accommodation or suretyship status.

12. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of laws principles.



                                           BORROWER:

                                           ASCENT PEDIATRICS, INC.


                                           By:________________________________

                                                    Its:______________________


                                           By:________________________________

                                                    Its:______________________


COMMONWEALTH OF MASSACHUSETTS    )
                                 )ss.
SUFFOLK COUNTY                   )


         The foregoing instrument was acknowledged before me this _______ day of July, 1997, by ____________________ and ____________________,
the _______________________ and _____________________ of Ascent Pediatrics,
Inc., a Delaware corporation, for and on behalf of said corporation.


                                           _____________________________
                                           Notary Public

                                                                       EXHIBIT B

                               SECURITY AGREEMENT

         This Security Agreement is made and entered into this day of July, 1997, between ASCENT PEDIATRICS, INC., a Delaware corporation ("Debtor") and UPSHER-SMITH LABORATORIES, INC., a Minnesota corporation ("Secured Party").

                                    RECITALS

         WHEREAS, Debtor has executed and delivered to Secured Party that certain Promissory Note of even date herewith made payable by Debtor to the order of the Secured Party in the original principal amount of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) (the "Note"), which Note was issued pursuant to that certain Asset Purchase Agreement dated March , 1997, by and between Debtor and Secured Party (the "Purchase Agreement");

         WHEREAS, as a material inducement to Secured Party to enter into the Purchase Agreement, Debtor has agreed to execute this Security Agreement in favor of Secured Party and to pledge all its right, title and interest in the property described herein to Secured Party.

         NOW, THEREFORE, in consideration of the premises contained herein, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Creation of Security Interest. Debtor hereby assigns, pledges and grants to Secured Party a security interest in Debtor's right, title and interest in and to the collateral described in Section 2 hereof (the "Collateral"), in each case whether now owned or hereafter acquired by Debtor, in order to secure the payment and performance of the obligations of Debtor to Secured Party described in Section 3 hereof.

         2. Collateral. Collateral means Debtor's now owned or hereafter acquired right, title and interest in and to the following categories of the Debtor's properties, assets and other claims, rights and interests which are used by the Debtor in the development, sale or manufacture of Feverall(R) suppository ("FS"), Feverall(R) Sprinkle Caps(R) powder ("FSC") and Acetaminophen Uniserts(R) suppository ("AUS") product lines (collectively, the "Product Lines") (for purposes hereof, the business of manufacturing, marketing and selling FS, FSC and AUS shall be referred to as the "Business"):

                  (i) all inventories of finished goods, samples, trade packs, raw materials, supplies and similar items (the "Inventory");

                  (ii) all regulatory approvals, registrations and related materials (the "Registrations");

                  (iii) all rights of the Debtor under contracts, leases, licenses and other instruments, including private label manufacturing agreements and sales broker contracts (collectively, the "Contracts");

                  (iv) all rights of the Debtor under express or implied warranties from the suppliers of the Debtor;

                  (v) all of Debtor's right, title and interest in and to all trademarks, whether owned by Debtor or used under license, registered, pending or unregistered, and applications for registration, trade dress, logos, drawings and trade names and related goodwill and business, and including, without limitation, Feverall(R), Sprinkle Caps(R) and Uniserts(R) (the "Trademarks");

                  (vi) all of the Debtor's right, title and interest in and to intangible property rights (including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, copyrights, copyright registrations) owned and used or, where not owned, used by the Debtor, in connection with the manufacture of the Product Lines and the licenses and other agreements to which the Debtor is a party (as licensor or licensee) or by which the Debtor is bound relating to any of the foregoing kinds of property or rights (collectively, the "Intangible Property");

                  (vii) all unfilled orders (if any) relating to the Product Lines or the Business;

                  (viii) all product formulations, process conditions and related documentation, written technical information, data, specifications, and research and development information (the "Technical Information");

                  (ix) all correspondence and product complaint information (the "Regulatory Information");

                  (x) all marketing information and materials, including copies of customer lists and sales records (the "Marketing Materials");

                  (xi) all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Product Lines or the Business and any related confidential information which has been reduced to writing (the "Records");

                           (xii) all patents and copyrights, including, without
limitation, those registered, pending or unregistered and applications therefor (the "Patents and "Copyrights", respectively);

                           (xiii) all of the inventory, registrations,
contracts, trademarks, technical information, regulatory information, marketing materials, records and other personal property acquired by Debtor from the Secured Party under the Purchase Agreement;

                           (xiv) all items described in this Section 2, whether
now owned or hereafter at any time acquired by Debtor and wherever located, and all modifications, improvements and enhancements to the Collateral and proceeds arising from sales of Collateral not in the ordinary course of business, relating thereto or therefrom; and

                           (xv) proceeds arising from sales of Collateral not in
the ordinary course of business hereunder include (i) whatever is now or hereafter receivable or received by Debtor upon the sale, exchange, collection or other disposition of any item of Collateral not in the ordinary course of business, whether voluntary or involuntary, and (ii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any item of Collateral.

Notwithstanding anything contained herein to the contrary, Collateral shall not include any property of the Debtor which is not used in the development, sale or manufacture of the Product Lines.

         3. Secured Obligations of Debtor. The Collateral secures and shall hereafter secure (i) the payment by Debtor to Secured Party of all indebtedness now or hereafter owed to Secured Party by Debtor under the Note or this Security Agreement (collectively, the "Transaction Documents"), whether at stated maturity, by acceleration or otherwise, together with any interest thereon, (ii) the performance by Debtor of all other obligations under the Security Agreement,
(iii) any and all sums advanced by Secured Party in order to preserve the Collateral or preserve Secured Party's security interest in the Collateral (or the priority thereof) and (iv) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Secured Party referred to above, or of any exercise by Secured Party of its rights hereunder, together with reasonable attorneys fees and disbursements and court costs (collectively, the "Secured Obligations"). All payments and performance by Debtor with respect to any Secured Obligations shall be in accordance with the terms under which said indebtedness, obligations and liabilities were or are hereafter incurred or created.

         4. Debtor Representations and Warranties. Debtor represents and warrants that:

                           (a) Debtor is (or, to the extent that the Collateral
is acquired after the date hereof, will be) the sole legal and beneficial owner of the Collateral and has exclusive possession and control thereof; there are no security interests in, liens, charges or encumbrances on, or adverse claims of title to, or any other interest whatsoever in, such Collateral or any portion thereof except such liens as are specifically described on Annex 1 attached hereto, or such other liens or encumbrances which the Secured Party has heretofore or may hereafter consent to in writing (collectively, the "Permitted Liens"); and that no financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof ("Lien Notice") exists or is on file in any public office, except as relates to Permitted Liens and except as may have been filed in favor of Secured Party relating to this Security Agreement;

                           (b) Debtor has full right, power and authority to
execute, deliver and perform this Security Agreement. This Security Agreement constitutes a legally valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms. Subject to the Permitted Liens, the completion of the items identified in Section 4(c) below, and the execution of an Intercreditor Agreement between Secured Party and Triumph-Connecticut Limited Partnership, the provisions of this Security Agreement are effective to create in favor of Secured Party a valid and enforceable first, prior and perfected security interest in the Collateral;

                           (c) except for the filing or recording of the
financing statements, fixture filings or other notices that are to be filed in connection with this Security Agreement, and the execution of an Intercreditor Agreement between Secured Party and Triumph-Connecticut Limited Partnership, no authorization, approval or other action by, no notice to or registration or filing with, any person or entity, including without limitation, any stockholder or creditor of Debtor or any governmental authority or regulatory body is required (x) for the grant by Debtor of the security interest in the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by Debtor, (y) for the perfection or maintenance of such security interest created hereby, including the first priority nature of such security interest, or the exercise by Secured Party of the rights and remedies provided for in this Security Agreement (other than any required governmental consent or filing with respect to any patents, trademarks, copyrights, governmental claims, tax refunds, licenses or permits), or (z) for the enforceability of such security interest against third parties, including, without limitation, judgment lien creditors;

                           (d) Debtor does not do business, and for the previous
ten (10) years has not done business, under any fictitious business names or trade names;

                           (e) Debtor's chief executive office is located at 187
Ballardvale Street, Wilmington, Massachusetts 01887. Debtor has no place of business other than such address and the Collateral is now and will at all times hereafter be located at such place of business of Debtor or at the principal place of business of Secured Party, namely 14905 23rd Avenue North, Minneapolis, Minnesota 55447, or at such other location as to which Debtor may notify Secured Party in writing. Debtor's Federal Tax Identification Number is 04-3047405; and

                           (f) none of the execution, delivery and performance
of this Security Agreement by Debtor, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof or the exercise by Secured Party of any rights or remedies hereunder will constitute or result in a breach of any of the terms or provisions of, or constitute a default under, or constitute an event which with notice or lapse of time or both will result in a breach of or constitute a default under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which) Debtor is a party, conflict with or require approval, authorization, notice or consent under any law, order, rule, regulation, license or permit of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Debtor or its properties or require notice, consent, approval or authorization by or registration or filing with any person or entity (including, without limitation, any stockholder or creditor of Debtor) other than any notices to Debtor from Secured Party required hereunder. Except for the Permitted Liens, none of the Collateral is subject to any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Debtor is a party which may restrict or inhibit Secured Party's rights or ability to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default (as defined herein).

         5. Covenants of Debtor. The Debtor covenants and agrees that:

                           (a) Debtor will not move or permit to be moved the
Collateral or any portion thereof to any location other than that set forth in
Section 4(f) hereof or locations established in compliance with Section 5(b) hereof without the prior written consent of the Secured Party and the prior filing of a financing statement(s) with the proper office(s) and in the proper form to perfect or continue the perfection (without loss of priority) of the security interests created herein, which filing(s) shall be satisfactory in form, substance and location to Secured Party prior to such filing;

                           (b) Debtor will not voluntarily or involuntarily
change its name, identity, corporate structure, or location of its chief executive office or any of its other places of business, unless in any such case
(i) Debtor shall have first received the prior written consent of Secured Party,
(ii) Debtor shall have executed and caused to be filed financing statements with the proper offices and in the proper form to perfect or continue the perfection (without loss of priority) of the security interests created herein, which filing shall be satisfactory in form, substance and location to Secured Party prior to such filing, and (iii) Debtor shall have delivered to Secured Party any other documents required by Secured Party in a form and substance satisfactory to Secured Party;

                           (c) Debtor will maintain all material licenses,
permits, approvals, authorizations and certificates prescribed by all applicable foreign, federal, state and local laws and regulations, including any required by the FDA, which are necessary for the conduct of the Business by the Debtor where the failure to maintain such licenses, permits, approvals, authorizations and certificates will have a material adverse effect on the Business of Debtor, will conduct the Business in substantial compliance with all material applicable foreign, federal, state and local laws, rules, regulations and judicial or administrative orders and processes, will take all steps deemed by the Debtor to be reasonably necessary to protect its right, title and interest in and to all of its Trademarks, Patents and Copyrights, and will perform and comply with all contracts, commitments and obligations by which it is bound relating to the Business.

                           (d) Debtor will promptly, and in no event later than
10 days after a request by Secured Party, procure or execute and deliver all further instruments and documents (including, without limitation, notices and financing statements) necessary or appropriate to and take any other actions which are necessary or, in the judgment of Secured Party, desirable or appropriate to perfect or to continue the perfection, priority and enforceability of Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Security Agreement, and will pay all reasonable costs incurred in connection therewith.

                           (e) without the prior written consent of Secured
Party, Debtor will not in any way encumber, or hypothecate, or create or permit to exist, any lien, security interest, charge or encumbrance or adverse claim upon or other interest in the Collateral, except for Permitted Liens, and the liens created by this Security Agreement, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, except as expressly provided herein. Debtor will not permit any Lien Notices to exist or be on file in any public office with respect to all or any portion of the Collateral except, in each case, for Lien Notices of holders of Permitted Liens or except as may have been filed by or for the benefit of Secured Party relating to this Security Agreement or related agreements. Debtor shall promptly notify Secured Party of any attachment or other legal process levied against any of the Collateral and any information received by Debtor relative to the Collateral, which may in any material way affect the value of the Collateral or the rights and remedies of Secured Party in respect thereto;

                           (f) without the prior written consent of Secured
Party, Debtor will not sell, transfer, assign (by operation of law or otherwise), exchange, allow to go abandoned, or otherwise dispose of all or any portion of the Collateral or any interest therein, except that Debtor may sell worn-out or obsolete Equipment and may sell Inventory in the ordinary course of its business. If the proceeds of any such prohibited sale are notes, instruments, documents of title, letters of credit or chattel paper, such proceeds shall be promptly delivered to Secured Party to be held as Collateral hereunder (with all necessary or appropriate endorsements). If the Collateral, or any part thereof or interest therein, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of Secured Party shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and Debtor will hold the proceeds thereof in a separate account for Secured Party's benefit. Debtor will, at Secured Party's request, transfer such proceeds to Secured Party in kind;

                           (g) Secured Party is hereby authorized to file one or
more financing statements or fixture filings, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of Debtor where permitted by law;

                           (h) Debtor will not enter into, modify or amend any
existing or future contracts or agreements relating to the sale or disposition of the Collateral or any part thereof outside the ordinary course of business without the prior written consent of Secured Party. Upon request of Secured Party, Debtor will provide Secured Party with copies of all existing and hereafter created contracts and agreements pertaining to any such sale or disposition and of all amendments and modifications thereto;

                           (i) Debtor will pay and discharge all taxes,
maintenance fees, renewal fees, assessments and governmental charges or levies against the Collateral prior to the delinquency thereof and will keep the Collateral free of all unpaid claims and charges (including claims for labor, materials and supplies) whatsoever, except for the payment of taxes contested by it in good faith, by appropriate proceedings, and for which Debtor has made appropriate reserve therefor and so long as no levy or lien has been imposed upon any of the Collateral;

                           (j) Debtor will provide Secured Party with current
financial information concerning Debtor's business on a monthly, quarterly and audited fiscal year-end basis, with detail satisfactory to Secured Party and which shall be prepared in accordance with generally accepted accounting principles consistently applied.

                           (k) Secured Party shall have at reasonable times on
prior notice, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing any audit, making copies of records, observing the use of any part of the Collateral, or otherwise protecting its security interest in the Collateral;

                           (l) Secured Party shall have the right at any time,
but shall not be obligated, to make any payments and do any other acts Secured Party may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any encumbrance, charge or lien (excluding any Permitted Liens) applicable to any Collateral hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of any Collateral, and in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys fees. Debtor hereby agrees that it shall be bound by any such payment made or incurred or act taken by Secured Party hereunder and shall reimburse Secured Party for all reasonable payments made and expenses incurred under the Security Agreement, which amounts shall be secured under this Security Agreement. Secured Party shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts;

                           (m) Secured Party may take any actions permitted
hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters;

                           (n) Debtor hereby agrees not to assign, license,
abandon or divest itself of any right under any Trademark (other than as provided in Section 1.5(c)(i) of the Purchase Agreement with respect to the Feverall(R) Sprinkle Caps(R) Trademark) absent prior written approval of the Secured Party;

                           (o) Debtor agrees, promptly upon learning thereof, to
notify the Secured Party in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who Debtor believes is infringing or otherwise violating any of such Debtor's rights in and to any Trademark, or with respect to any party claiming that Debtor's use of any Trademark violates in any material respect any property right of that party. Debtor further agrees, unless otherwise agreed by the Secured Party, diligently to prosecute any person or entity infringing any material Trademark;

                           (p) Subject to the provisions of Section 1.5(c)(i) of
the Purchase Agreement relating to the Feverall(R) Sprinkle Caps(R) Trademark, Debtor agrees to use the Trademarks in interstate commerce during the time in which this Security Agreement is in effect, sufficiently to preserve such Trademarks as trademarks or service marks registered under the laws of the United States or any other country, as applicable;

                           (q) Debtor shall, at its own expense, diligently
process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. and any applicable foreign laws to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Trademarks pursuant to 15 U.S.C.

Sections 1058(a), 1059, 1065 and otherwise, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Secured Party. Debtor agrees to notify the Secured Party three (3) months prior to the date on which the affidavits of use or the applications for renewal registration are due with respect to any registered Trademark that the affidavits of use or the renewal is being processed;

                           (r) if any registration for any Trademark for a
product constituting part of the Product Line issues hereafter to Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any similar such foreign governmental office or agency, within thirty (30) days of receipt of such certificate Debtor shall deliver a copy of such certificate, and a grant of security in such Trademark and registration, to the Secured Party;

                           (s) Debtor agrees, promptly upon learning thereof, to
furnish the Secured Party in writing with all pertinent information available to Debtor with respect to any infringement or other violation of Debtor's rights in any Patent or Copyright, or with respect to any claims that Debtor's activities violate any property right of a third party. Debtor further agrees, absent direction of the Secured Party to the contrary, diligently to prosecute any person infringing any of Debtor's Patents or Copyrights;

                           (t) at its own expense, Debtor shall make timely
payment of all postissuance fees required by the U.S. Patent Office or under any applicable federal or foreign laws to maintain in force rights under each Patent;

                           (u) at its own expense, Debtor shall diligently
prosecute all applications for Patents and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Secured Party;

                           (v) within 30 days of acquisition of a Patent or
Copyright for a product constituting part of the Product Line, or of filing of an application for a Patent or Copyright for a product constituting part of the Product Line, Debtor shall deliver to the Secured Party a copy of said Patent or Copyright or such applications, as the case may be, with a grant of a security interest in the Patent or Copyright for a product constituting part of the Product Line, as the case may be, and a grant of a security interest in the invention or work embodied in the Patent or Copyright; and

                           (w) Debtor hereby agrees not to abandon or divest
itself of any right under any Patent or Copyright absent prior written approval of the Secured Party.

         6. Defaults and Remedies.

                  (a) The occurrence of any "Event of Default" as defined in the Note shall constitute an Event of Default under this Security Agreement.

                  (b) Upon the occurrence and continuation of an Event of Default hereunder, Debtor expressly covenants and agrees that Secured Party may, at its option, in addition to other rights and remedies provided herein or otherwise available to it, without notice to or demand upon Debtor (except as otherwise required herein), exercise any one or more of the rights as set forth as follows:

                           (i) declare all amounts outstanding, including
principal, interest and all other amounts owed by Secured Party to Debtor under the Note and all Secured Obligations to be immediately due and payable, whereupon all unpaid principal, interest and other amounts and Secured Obligations shall become and be immediately due and payable;

                           (ii) immediately take possession of any of the
Collateral wherever it may be found or require Debtor to assemble the Collateral or any part thereof and make it available at one or more places as Secured Party may designate, and to deliver possession of the Collateral or any part thereof to Secured Party, who shall have full right to enter upon any or all of such Debtors' places of business, premises and property to exercise Secured Party's rights hereunder;

                           (iii) exercise any or all of the rights and remedies
provided for by the Massachusetts Uniform Commercial Code or any other applicable law, specifically including, without limitation, the right to recover the reasonable attorneys fees and other expenses incurred by Secured Party in the enforcement of this Security Agreement or in connection with Debtor redemption of the Collateral. Secured Party may exercise its rights under this Security Agreement independently of any other collateral or guaranty that Debtor may have granted or provided to Secured Party in order to secure payment and performance of the Secured Obligations, and Secured Party shall be under no obligation or duty to foreclose or levy upon any other collateral given by Debtor to secure any Secured Obligation or to proceed against any guarantor before enforcing its rights under this Security Agreement;

                           (iv) without notice (except as specified below), sell
the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any of Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as shall be commercially reasonable. Debtor acknowledges and agrees that, to the extent notice of sale shall be required by law, at least ten (10) days written notice to Debtor of the time and place of any public sale or of the date on or after which any private sale is to be made shall constitute reasonable notification;

                           (v) proceed by an action or actions at law or in
equity to recover the indebtedness secured hereunder or to foreclose this Security Agreement and sell the Collateral or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction in any manner permitted by law, or provided for herein;

                           (vi) enforce one or more remedies hereunder,
successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full and final payment of any deficiency has been made in cash. Debtor shall reimburse Secured Party upon demand for, or Secured Party may apply any proceeds of Collateral to, the reasonable costs and expenses (including reasonable attorneys fees, transfer taxes and any other charges) incurred by Secured Party in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder;

                           (vii) upon the occurrence of a default hereunder, any
cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for and/or then or at any time thereafter applied (including application to the payment of any reasonable costs, expenses, indemnification and other amounts payable to Secured Party hereunder, which amounts may be paid in whole or in part prior to the other obligations secured hereby) in whole or in part by Secured Party against all or any part of the obligations secured hereby in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the obligations secured hereby shall be paid over to Debtor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct provided, however, that in the event that all of the conditions to termination of this Security Agreement under
Section 7(k) shall not have been fulfilled, such balance shall be held as additional Collateral hereunder and applied from time to time to Secured Party's costs and expenses and as otherwise provided hereunder until all such conditions shall have been fulfilled; and/or

                           (viii) effect an absolute assignment of all of such
Debtor's right, title and interest in and to each Trademark (and the goodwill of the business of Debtor associated therewith), Patent and Copyright.

                  (c) The Debtor agrees, following the occurrence of an Event of Default, to execute and file with the United States Patent and Trademark Office, the United States Copyright Office and with such other governmental bodies as the Secured Party may reasonably request such applications, requests for transfer of Trademarks, Patents and Copyrights or other documents or instruments and take such other actions as may be necessary or desirable to permit the Secured Party to consummate the sale of the Collateral. In addition to any other remedies available to the Secured Party upon the occurrence of an Event of Default, Debtor agrees that the Secured Party shall be entitled to orders in equity directing the specific performance by Debtor of its obligations under this paragraph, and expressly waives the defense that any remedy in damages for such breach of its obligations hereunder will be adequate.

         7.       Miscellaneous Provisions.

                           (a) Notices. All notices, requests, approvals,
consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be in writing and may be delivered personally or sent by telegram, telecopy, facsimile, telex, first class mail or overnight courier, postage prepaid, to the parties addressed as follows:

         To Debtor:                 Ascent Pediatrics, Inc.
                                    187 Ballardvale Street, Suite B125
                                    Wilmington, MA   01887
                                    Attention: President
                                    Telefacsimile: (508) 658-3939

         With copy to:              Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA   02109
                                    Attention:  David E. Redlick, Esq.
                                    Telefacsimile: (617) 526-5000

         To Secured Party:          Upsher-Smith Laboratories, Inc.
                                    14905 23rd Avenue North
                                    Minneapolis, MN   55447
                                    Attention: Vice President, CFO
                                    Telefacsimile: (612) 476-4026

         With copy to:              Doherty, Rumble & Butler
                                    Professional Association
                                    3500 Fifth Street Towers
                                    150 South Fifth Street
                                    Minneapolis, MN   55402
                                    Attention:  Dean R. Edstrom, Esq.
                                    Telefacsimile: (612) 340-5584

Such notices, requests and other communications sent as provided hereinabove shall be effective when received by the addressee thereof, unless sent by registered or certified mail, postage prepaid, in which case they shall be effective exactly three (3) business days after being deposited in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other parties hereto in conformity with this section.

                           (b) Headings. The various headings in this Security
Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof

                           (c) Amendments. This Security Agreement or any
provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                           (d) No Waiver. No failure on the part of Secured
Party to exercise, and no delay in exercising, and no course of dealing with respect to, any power, privilege or right under this Security Agreement or any related agreement shall operate as a waiver thereof nor shall any single or partial exercise by Secured Party of any power, privilege or right under this Security Agreement or any related agreement preclude any other or further exercise thereof or the exercise of any other power, privilege or right. The powers, privileges and rights in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any waiver operate as a waiver of any other default or of the same default on a future occasion.

                           (e) Binding Agreement. All rights of Secured Party
hereunder shall inure to the benefit of its successors and assigns. Debtor shall not assign any of its interest under this Security Agreement without the prior written consent of Secured Party. Any purported assignment inconsistent with this provision shall, at the option of Secured Party, be null and void.

                           (f) Entire Agreement. This Security Agreement,
together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                           (g) Severability. If any provision or obligation of
this Security Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

                           (h) Survival of Provisions. All representations,
warranties and covenants of Debtor contained herein shall survive the execution and delivery of this Security Agreement, and shall terminate only upon the termination of this Security Agreement pursuant to Section 7(k) hereof.

                           (i) Power of Attorney. Debtor hereby irrevocably
appoints Secured Party its attorney-in-fact, which appointment is coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion (a) to execute and file financing and continuation statements (and amendments thereto and modifications thereof) on behalf and in the name of Debtor with respect to the security interests granted or purported to be granted hereby, (b) to take any action and to execute any instrument which Secured Party may deem necessary or advisable to exercise its rights under Section 5(l) or otherwise hereunder, and (c) upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                                    (i) to obtain and adjust insurance required
to be paid to Secured Party pursuant hereto;

                                    (ii) to ask, demand, collect, sue for,
recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                                    (iii) to receive, endorse and collect any
drafts or other instruments, documents and chattel paper, in connection with clauses (i) and (ii) above;

                                    (iv) to sell, convey, or otherwise transfer
any item of Collateral to any purchaser thereof;

                                    (v) to take any action regarding the
prosecution, maintenance, sale, assignment or licensing of any Trademark, Patent or Copyright; and

                                    (vi) to file any claims or take any action
or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

                           (j) Counterparts. This Security Agreement and any
amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                           (k) Termination of Agreement. This Security Agreement
and the security interest hereunder shall terminate upon payment in full of all indebtedness and obligations secured hereunder. At such time, Secured Party shall reassign and redeliver to Debtor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by Secured Party in accordance with the terms hereof, and execute and deliver to Debtor such documents as Debtor may reasonably request to evidence such termination. Such reassignment and redelivery shall be without warranty by or recourse to Secured Party, and shall be at the expense of Debtor; provided, however, that this Security Agreement (including all representations, warranties and covenants contained herein) shall continue to be effective or be reinstated, as the case maybe, if at any time any amount received by Secured Party in respect of the indebtedness and obligations secured hereunder is rescinded or must otherwise be restored or returned by Secured Party upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or any other person or upon or in connection with the appointment of any intervenor or conservator of, or trustee or similar official for, Debtor or any other person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                           (l) Successors and Assigns. This Security Agreement
shall inure to the benefit of Secured Party, its successors and assigns, including the assignees of any Secured Obligation or of the benefit of any Secured Obligation and shall bind the heirs, executors, administrators, successors and assigns of qDebtor. This Security Agreement is assignable by Secured Party with respect to all or any portion of the Secured Obligations, and when so assigned, Debtor shall be liable to the assignees under this Security Agreement without in any manner affecting the liability of Debtor hereunder with respect to any of the Secured Obligations retained by Secured Party. Each reference herein to powers or rights of Secured Party shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

                           (m) Governing Law. This Security Agreement shall be
governed by and construed in accordance with the procedural and substantive laws of the Commonwealth of Massachusetts without regard to its conflicts of laws principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective undersigned duly authorized officers as of the date first above written.

                                    DEBTOR:

                                    ASCENT PEDIATRICS,  INC.,
                                    a Delaware corporation

                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________


                                    SECURED PARTY:

                                    UPSHER-SMITH LABORATORIES, INC.
                                    a Minnesota corporation

                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________

                                                                         ANNEX 1

                                 PERMITTED LIENS

Liens created by the Security Agreement dated January 31, 1997 entered into by Debtor in connection with the issuance of an aggregate of $7,000,000 in Subordinated Secured Notes, due January 31, 2002, issued pursuant to the terms of the Securities Purchase Agreement, dated as of January 31, 1997, among Debtor, Triumph-Connecticut Limited Partnership and certain other purchasers named therein, which liens are, pursuant to an Intercreditor Agreement dated as of July ___, 1997 between the Secured Party and such purchasers, subordinate to the lien of the Security Agreement to which this Annex 1 relates.

                                                                       EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement, dated July __, 1997, is made by and between Ascent Pediatrics, Inc., a Delaware corporation (the "Buyer") and Upsher-Smith Laboratories, Inc., a Minnesota corporation (the "Seller"). All capitalized words and terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Asset Purchase Agreement as of March ___, 1997 between the Buyer and the Seller (the "Purchase Agreement").

         WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Buyer certain of the assets of the Seller referred to in the Purchase Agreement; and

         WHEREAS, in partial consideration therefor, the Purchase Agreement requires the Buyer to assume certain of the liabilities of the Seller;

         NOW, THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. The Seller hereby assigns and transfers to the Buyer the Assumed Liabilities and all of Seller's rights and obligations thereunder.

         2. The Buyer hereby assumes and agrees to perform, pay and discharge the obligations of the Seller arising from and after the date hereof under the Assumed Liabilities.

         3. Notwithstanding the foregoing, except as specifically provided in the Purchase Agreement, the Buyer does not assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities.

         4. Nothing contained herein shall require the Buyer to perform, pay or discharge any liability, obligation or commitment expressly assumed by the Buyer herein so long as the Buyer in good faith contests or causes to be contested the amount or validity thereof, subject, however, to the provisions of Paragraph 7 below.

         5. Nothing herein shall be deemed to deprive the Buyer of any defenses, set-offs or counterclaims which the Seller may have had or which the Buyer shall have with respect to any of the obligations, liabilities and commitments hereby assumed (the "Defenses and Claims"). The Seller hereby transfers, conveys and assigns to the Buyer all Defenses and Claims and agrees to cooperate with the Buyer to maintain, secure, perfect and enforce such Defenses and Claims, including the signing of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by the Buyer in connection with such Defenses and Claims.

         6. It is expressly understood and agreed that all liabilities, obligations and commitments not assumed hereunder by the Buyer pursuant to Paragraph 2 above shall remain the sole obligation of the Seller and its respective successors and assigns.

         7. The Buyer agrees to indemnify and hold harmless the Seller from and against all claims, damages, losses, liabilities, costs and expenses, including without limitation reasonable attorneys' fees, with respect to the failure of the Buyer to perform, pay or discharge the liabilities, obligations and commitments hereby assumed by the Buyer.

         8. The Buyer, by its execution of this Agreement, and the Seller, by its acceptance of this Agreement, each hereby acknowledges and agrees that neither the representations and warranties nor the rights, obligations or remedies of either party under the Purchase Agreement shall be deemed to be modified or altered in any way by such execution and acceptance of this Agreement.

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed as of and on the date first above written.

                                    ASCENT PEDIATRICS, INC.


                                    By:_____________________________________
                                         Alan R. Fox
                                    Title:  President and Chief Executive
                                            Officer




                                    UPSHER-SMITH LABORATORIES, INC.


                                    By:_____________________________________

                                    Title:__________________________________

                                                                       Exhibit D
                                      Draft Subject to Opinions Committee Review

       [Letterhead of Doherty, Rumble & Butler Professional Association]

                                 July ___, 1997

Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B125
Wilmington, MA  01887

         Re: Asset Purchase Agreement dated March , 1997, between Upsher-Smith Laboratories, Inc. and Ascent Pediatrics, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Upsher-Smith Laboratories, Inc., a Minnesota corporation ("Upsher-Smith"), in connection with the Asset Purchase Agreement dated March , 1997 (the "Asset Purchase Agreement") between Upsher-Smith and Ascent Pediatrics, Inc., a Delaware corporation ("Ascent"), and the Bill of Sale, the Assignment and Assumption Agreement, the Manufacturing Agreement, the Uniserts(R) License, the Sprinkle Caps(R) License, the Promissory Note, the Security Agreement and the Intercreditor Agreement delivered pursuant to the Asset Purchase Agreement (collectively, the "Documents"). This opinion is delivered to you pursuant to Section 7.6 of the Asset Purchase Agreement. Terms defined in the Asset Purchase Agreement and not otherwise defined herein are used herein with the meanings set forth in the Asset Purchase Agreement.

         We are familiar with the proceedings taken by the Upsher-Smith in connection with the foregoing. We have examined and relied upon the following:

         1. The Asset Purchase Agreement (including the Exhibits and Schedules thereto);

         2.       Bill of Sale;

         3.       The Assignment and Assumption Agreement;

         4.       The Manufacturing Agreement;

         5.       The Uniserts(R) License;

         6.       The Sprinkle Caps(R) License;

         7.       The Promissory Note;

Ascent Pediatrics, Inc.
____________________, 1997

         8.       The Security Agreement;

         9.       The Intercreditor Agreement;

         10. The UCC-1 financing statements (the "Financing Statements") to be filed pursuant to the Security Agreement in the offices listed on Schedule 1 hereto;

         11. The UCC-3 amendments (the "Financing Statement Amendments") to be filed pursuant to the Intercreditor Agreement in the offices listed on Schedule 1 hereto;

         12. Resolutions adopted by the sole Director of the Upsher-Smith dated March ___, 1997;

         13. The Articles of Incorporation of Upsher-Smith, as amended, as certified by the Secretary of State of the State of Minnesota on July ___, 1997 (the "Articles");

         14. A Certificate of Good Standing relating to Upsher-Smith, issued by the Secretary of State of the State of Minnesota, dated July ___, 1997 (the "Certificate");

         15. A Certificate of Upsher-Smith, executed on behalf of Upsher-Smith by an officer of Upsher-Smith, dated July ___, 1997, certifying as to the correctness of representations and warranties and as to the fulfillment of the agreements and conditions of Upsher-Smith specified in the Asset Purchase Agreement;

         16. A Certificate of the Assistant Secretary of Upsher-Smith, dated July ___, 1997;

         17. A Certificate of the Vice President, Treasurer and Chief Financial Officer of Upsher-Smith dated July ___, 1997, certifying as to payment of state and federal income taxes;

         18. Upsher-Smith's By-laws and corporate minute and stock record books; and

Ascent Pediatrics, Inc.
____________________, 1997

       19. Such other documents, corporate records, certificates and materials as we have deemed necessary for the purposes of the opinions rendered herein.

       In our examination, we have assumed the completeness of the corporate minute books and stock record books of Upsher-Smith as provided to us by Upsher-Smith, the authenticity of original documents, the accuracy of all copies (whether certified or not), the genuineness of all signatures and the legal capacity of all persons executing all documents examined by us.

       In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of Upsher-Smith and upon the representations and warranties made by you and Upsher-Smith in the Documents. Except for our examination of the documents listed above, we have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such information. In particular, for purposes of the opinions expressed in Paragraph 1 below as to the valid existence and good standing of Upsher-Smith, we have relied solely upon the Certificate, and such opinion is limited accordingly and rendered as of the date of the Certificate. For purposes of the opinions expressed in clause
(iv) of Paragraph 4 and Paragraph 5 below, we have relied solely on representations of officers of Upsher-Smith. For purposes of this opinion, we have not conducted a search of any computerized or electronic databases or the dockets of any court, administrative or other regulatory body, agency or other filing office in any jurisdiction. Any reference to "our knowledge" or "knowledge" or any variation thereof shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction of the existence of absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Upsher-Smith.

       We have not made an independent review of the laws of any state or jurisdiction other than the state laws of the State of Minnesota. Accordingly, we express no opinion herein with respect to the laws of any country, state or jurisdiction other than the state laws of the State of Minnesota govern any agreement to which Upsher-Smith is a party, we have assumed that the laws of such jurisdiction are identical to the laws of the state of Minnesota. For the purposes of this opinion, we have assumed that the facts and law governing the performance by the respective parties of their respective obligations under the Agreement will be identical to the facts and law governing such performance as of the date of this opinion.

Ascent Pediatrics, Inc.
____________________, 1997

       We have assumed that each of the Documents has been duly authorized, executed and delivered by Ascent and that Ascent has all requisite power and authority to effect the transactions contemplated by the Documents. We have also assumed that each of the Documents is the valid and binding obligation of Ascent, enforceable against Ascent in accordance with its terms. We do not render any opinion as to the application of any foreign, federal or state law or regulation to the power, authority or competence of Ascent.

       We are expressing no opinion as to (i) the registration, validity, status, rights, claims, infringement or lack thereof, priorities or any other matter relating to the existence, ownership or other rights under the patent, trademark or copyright laws or other laws, including the common law, relating to intellectual property of the United States, any state or other jurisdiction;
(ii) the implications under the rules and regulations of the United States Food and Drug Administration with respect to any of the transactions contemplated by the Documents; (iii) the existence or lack of existence, filing, priority, perfection, termination or waiver of any security interest affecting the right, title or interest of any person in, to or under, any property; (iv) the implications under United States tax law, including all federal, state and local tax laws, or the tax laws of any foreign jurisdiction with respect to any of the transactions contemplated by the Documents; (v) the implications under any applicable antitrust laws of any of the transactions contemplated by the Documents; (vi) the implications under any applicable usury laws of any of the transactions contemplated by the Documents; or (vii) the implications under any federal, state or foreign securities laws or regulations of any of the transactions contemplated by the Documents.

       The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitations requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any of such agreements, instruments or documents, or upon the successful assertion of any equitable defense. Moreover, we express no opinion as to the enforceability of any indemnity provision that indemnities any person against damages arising from its own negligence or misconduct. We express no opinion as to the rights of any person to set-off against the accounts of any other person.

Ascent Pediatrics, Inc.
____________________, 1997

       Based upon and subject to the foregoing, we are of the opinion that:

       1. Upsher-Smith is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Minnesota. Upsher-Smith has all requisite corporate power and authority to execute and deliver the Documents and to consummate the transactions contemplated thereby.

       2. The execution and delivery of the Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Upsher-Smith.

       3. The Documents have been duly and validly executed and delivered by Upsher-Smith and constitute valid and binding obligations of Upsher-Smith, enforceable against Upsher-Smith in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or effecting the rights and remedies of creditors generally and to general principles of equity.

       4. Neither the execution and delivery of the Documents nor the consummation of the transactions contemplated thereby, (i) conflicts with or violate any provision of the Articles of Incorporation or By-laws of Upsher-Smith; (ii) requires on the part of Upsher-Smith any filing with, or permit, authorization, consent or approval of, any governmental entity, other than any filing, permit, authorization, consent or approval which (a) has been obtained or (b) if not obtained or made would not have a material adverse effect on the assets, business, financial condition or results of operations of Upsher-Smith (a "Material Adverse Effect"); (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminates or cancels any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other written agreement set forth on Exhibit A hereto, other than any conflict, breach, default, acceleration, termination or cancellation which individually or in the aggregate would not have a Material Adverse Effect; or (iv) to our knowledge, violates any order, writ, injunction or decree specifically naming Upsher-Smith or any of its property or assets, or any statute, rule or regulation applicable to Upsher-Smith or any of its property or assets, other than any such violation which individually or in the aggregate would not have a Material Adverse Effect.

         5. To our knowledge, there is no action, proceeding, suit or investigation pending or threatened in writing wherein an unfavorable judgment, ruling, order or

Ascent Pediatrics, Inc.
____________________, 1997
decision would (i) prevent the consummation of the sale of the Assets under the Agreement or (ii) cause the sale of the Assets to be rescinded following the Closing.

       This opinion is provided to Ascent as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

       This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent developments which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

       This opinion is furnished to you by us as counsel to Upsher-Smith in connection with the transactions contemplated by the Agreement, and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                                                  Very truly yours,



                                                  DOHERTY RUMBLE & BUTLER
                                                  PROFESSIONAL ASSOCIATION



                                                  By:

                                                                       EXHIBIT E

                             MANUFACTURING AGREEMENT

       This Manufacturing Agreement (the "Agreement") is made as of this day of July, 1997 by and between Ascent Pediatrics, Inc. a Delaware corporation, with a place of business at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887 (hereinafter referred to as "Ascent") and Upsher-Smith Laboratories, Inc. a Minnesota corporation with its principal place of business at 14905 23rd Avenue North, Minneapolis, Minnesota 55447 (hereinafter referred to as ("Upsher-Smith").

                                  INTRODUCTION

       Ascent has acquired the Feverall(R) suppository, Feverall(R) Sprinkle Caps(R) powder and Acetaminophen Uniserts(R) suppository product lines formerly owned by Upsher-Smith, each as more fully described on Schedule A hereto (the "Product Lines"), pursuant to an Asset Purchase Agreement, dated March , 1997, between Ascent and Upsher-Smith (the "Asset Purchase Agreement"). In connection with the purchase and sale of the Product Lines, Ascent and Upsher-Smith desire to provide for the manufacture and supply of the Products (as defined below) in the Product Lines pursuant to the terms and conditions hereof.

                                 I - DEFINITIONS

         1.1 "Act" means the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

         1.2 "Extended Forecasted Needs" means Ascent's estimate of Products to be ordered during the twelve (12) months following the last month of the corresponding Forecasted Needs.

         1.3 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

         1.4 "Forecasted Needs" means Ascent's estimate of Products to be ordered from Upsher-Smith for each of the twelve (12) months following the month in which such estimate is provided.

         1.5 "Label", "Labeled" or "Labeling" means all labels and other written, printed or graphic matter upon (i) Product or any container or wrapper utilized with Product or (ii) any written material accompanying Product.

         1.6 "Market Year" means a period of not more than twelve (12) consecutive months commencing on the first day of the month following the initial marketing and/or sale of Product manufactured by Upsher-Smith and beginning on January 1st of each consecutive year thereafter.

         1.7 "NDA" means the new drug application Numbered 18-337 associated with the Products and filed with the FDA.

         1.8 "Packaging" means all primary containers, cartons, shipping cases, inserts or any other like material used in packaging, or accompanying, Product.

         1.9 "Product(s)" means product(s) (as listed in Schedule A) manufactured, packaged, labeled and/or finished by Upsher-Smith to meet the Specifications (as hereinafter defined).

         1.10 "Specifications" means the specifications for raw materials and manufacturing procedures of the Products as either submitted by Upsher-Smith and approved in writing by Ascent or covered under Upsher-Smith Standard Operating Procedures attached hereto as Schedule B ("SOP's"). The Specifications shall include, without limitation: (i) raw material specifications (including approved suppliers, art proofs, chemical, microbiological and packaging specifications);
(ii) sampling requirements (i.e., lab, chemical and microbiological); (iii) compounding module, including compounding process and major equipment; (iv) intermediate specifications; (v) packaging module (including packaging procedures, sealing and fill weights); (vi) finished Product specifications release criteria including Upsher-Smith Acceptable Quality Limits ("AQL's");
(vii) Product stability specifications; and (viii) test methods. Specifications shall be established and/or amended from time to time upon the written agreement of both Upsher-Smith and Ascent via a Product Change Request ("PCR") in accordance with Section IX below.

                       II - PRODUCT MANUFACTURE AND SUPPLY

         2.1 Manufacture and Purchase; Qualification of Third-Party Source.

                  (a) Subject to the terms and conditions of this Agreement, Upsher-Smith agrees that it will exclusively manufacture for and provide to Ascent, and Ascent agrees that it will purchase from Upsher-Smith, one hundred percent (100%) of Ascent's annual requirements of the Products identified in Schedule A attached hereto. Ascent shall pay Upsher-Smith for Products as set forth in paragraph 2.7 below. Upsher-Smith shall manufacture Products in accordance with the Specifications or pursuant to exceptions approved by Ascent and in sufficient quantity to meet Ascent's Forecasted Needs for the term of this Agreement.

                  (b) Commencing within sixty (60) days of the date of this Agreement, Upsher-Smith will cooperate with Ascent in qualifying third parties for manufacturing and testing all Products, including providing such information and personnel as Ascent may reasonably request in order to qualify such third parties. Such third parties shall enter into confidentiality agreements substantially similar in form and substance to Section 10.1 hereof to protect the confidential information of Upsher-Smith and Ascent. Notwithstanding anything contained herein to the contrary, Upsher-Smith shall not be required to select, or negotiate with, such third-party manufacturer.

       2.2 Supply of Materials.

                  (a) If Ascent chooses to supply any material for the manufacture of Products as set forth under this Section II, Ascent shall notify Upsher-Smith in writing, specifying which materials it intends to supply. Ascent shall provide Upsher-Smith with said material at Ascent's expense along with Certificates of Analysis relating to such materials, at a minimum of thirty (30) days prior to scheduled production of Product requiring such material and in sufficient amounts for Upsher-Smith's manufacture of Product, but not to exceed quantities necessary to support three (3) months of the most recently supplied Forecasted Needs or the lot size quantity, whichever is greater. Ascent-supplied material in excess of these amounts shall be either subject to storage fees or returned to Ascent. Upsher-Smith is hereby authorized by Ascent, after reasonable advance notice to Ascent, to return any portion of Ascent-supplied material for which no future production is planned. Ascent shall be responsible for the supply and quality of said materials. Ascent shall be responsible for the payment of all personal property and other taxes incident to the storage of Ascent-owned material at Upsher-Smith, after receipt of documentation thereof reasonably acceptable to Ascent. For each lot of materials supplied by Ascent, Upsher-Smith shall perform the quality control and inspection tests as agreed to in the Specifications unless Ascent has made arrangements in writing for Pre-Approved material. Upsher-Smith shall have the right to reject any Pre-Approved material which is tested pursuant to Section 2.3 below and does not meet the Specifications. Upsher-Smith warrants that it will maintain, for the benefit of Ascent, complete and accurate records of the inventory of all such Ascent-supplied raw materials. Upsher-Smith will use reasonable efforts to avoid the commingling of Ascent-supplied raw materials with any other raw materials and to avoid use of Ascent raw materials obtained pursuant to this Agreement for any purpose not directly related to the completion of this Agreement. If requested by Ascent, Upsher-Smith will provide to Ascent a monthly report limited to ending monthly inventory balance of each Ascent-supplied/owned material stored at Upsher-Smith. This reporting will be supplied exclusively on Upsher-Smith forms.

                  (b) Upsher-Smith shall be responsible for supply of all other components necessary for the manufacture of Products.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                  (c) Ascent shall provide Upsher-Smith with Specifications (including art proofs) for Packaging and Labeling, and Upsher-Smith shall purchase, at the expense of Ascent, Packaging and Labeling in accordance with the Specifications.

                  (d) In the event that Ascent chooses to supply any materials under this Section 2.2, Ascent shall provide Upsher-Smith with copies of invoices from Ascent's supplier of such materials, or otherwise provide Upsher-Smith with reasonable documentation as to the cost of such materials, and the cost of such materials shall be used in the price calculation detailed in
Section 2.7 below for purposes of calculating the **% premium-over-cost component, but not the cost component itself, of the purchase price.

       2.3 Materials Testing. All raw materials, Labeling and packaging supplies shall, when received by Upsher-Smith, be submitted to analysis and evaluation in accordance with Upsher-Smith's SOP's to determine whether or not such materials meet the Specifications. The cost of all such analyses and evaluations shall be borne by Upsher-Smith. Upsher-Smith agrees to maintain and make available to Ascent records of all such analyses and evaluations.

       2.4 Commencement of Manufacturing for New Products. No later than three
(3) months prior to the beginning of the initial Market Year of a new Product, Ascent shall: (a) notify Upsher-Smith of its delivery requirements, including firm orders for such new Product, for the first three (3) months of such initial Market Year, and (b) provide its Forecasted Needs and Extended Forecasted Needs for the first Market Year and second Market Year, respectively, in order to ensure timely delivery of Product for initial sale and marketing.

       2.5 Purchase Orders.

                  (a) Ascent agrees to purchase from Upsher-Smith all Products manufactured for Ascent by Upsher-Smith in accordance with Ascent's purchase orders, substantially in the form attached as Schedule C hereto, to the extent such Products meet the Specifications or exceptions previously approved in writing by Ascent.

                  (b) Products shall be ordered by Ascent by the issuance of pre-numbered purchase orders in increments of single or multiple lots. Upsher-Smith will supply Ascent with the estimated lot yield of each Product. From time to time, Upsher-Smith may update these estimates based upon actual manufacturing experience.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                  (c) (i) Ascent will deliver to Upsher-Smith, on the first day of July for each calendar year, a written statement of Ascent's Forecasted Needs. Such Forecasted Needs shall be updated quarterly on a rolling basis. Upsher-Smith will use the forecast for planning purposes only. The purchase order shall specify the requested delivery dates and be submitted at least ninety (90) days prior to the shipment date specified. Upsher-Smith may, at its sole discretion, produce product up to thirty (30) days prior to the requested delivery date in order to accommodate fluctuations in production demands. Although Upsher-Smith shall attempt to minimize the raw material inventory purchased on behalf of Ascent, certain raw materials may have long lead time and/or require a minimum order quantity. Should Ascent subsequently reduce its Forecasted Needs, Ascent will be financially responsible for any material purchased by Upsher-Smith on Ascent's behalf in accordance with this paragraph
(c). Any excess in inventory resulting from a reduction in Forecasted Needs over the inventory level required to support up to six (6) months of Ascent's Forecasted Needs may be subject to storage and inventory carrying costs based upon ******************************************* (currently $***** per pallet per month) plus a $**** per pallet in/out fee.

                           (ii) The parties agree that Ascent, in conjunction
with providing Upsher-Smith with the Forecasted Needs of the Product, shall also provide Upsher-Smith with the Extended Forecasted Needs of the Product. The Extended Forecasted Needs are provided solely to assist Upsher-Smith in its capital planning requirements associated with this Agreement and do not represent binding forecasts.

                  (d) Ascent's purchase orders shall designate the desired quantities of Products, delivery dates and destinations. Upsher-Smith shall fill and ship all orders of Products in accordance with Ascent's instructions. If Ascent's purchase order is not received in accordance with paragraph 2.5(c) above, then Upsher-Smith will make every attempt to meet Ascent's requested delivery dates. However, Upsher-Smith will only be required to meet the delivery dates confirmed to Ascent by Upsher-Smith in writing, so long as such dates do not exceed one hundred twenty (120) days from receipt of Ascent's purchase order. This Agreement allows for up to three (3) shipping destinations per lot of Product. Additional destinations can be accommodated for a shipping preparation fee to be negotiated by Upsher-Smith and Ascent.

       2.6 Released/Rejected Products.

                  (a) Upon completion of all testing of each lot by Upsher-Smith, all documents detailed in Appendix X will be forwarded promptly to Ascent's Quality

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Control Manager for review. Within 20 days of receipt of such documentation, Ascent will either authorize Upsher-Smith to release such lot or reject such lot. Acceptance shall not relieve Upsher-Smith of its obligations under Section
6.1 herein and shall not affect Ascent's rights if any certification under
Section 5.1 is false or materially inaccurate. In the event of rejection, such notice to Upsher-Smith shall specify in reasonable detail how the Product lot failed to perform to Specifications. Upsher-Smith shall have an opportunity to investigate and re-evaluate such Product lot. All Products shall be submitted to inspection and evaluation in accordance with Upsher-Smith's SOP's to determine whether or not such Products meet the Specifications. As to any such Product lot (including phases of or complete lots of bulk product) which is determined to fail the Specifications and rejected by Ascent or Upsher-Smith ("Rejected Product"), Upsher-Smith shall replace such Rejected Product promptly after all raw materials are available to Upsher-Smith for the manufacture not to exceed 120 days. If requested, Upsher-Smith shall make arrangements with Ascent for the return or disposal of Rejected Product.

                  (b) In the event of a conflict between the test results of Upsher-Smith and the test results of Ascent with respect to any shipment of Product lot, sample of such Product lot shall be submitted by Upsher-Smith to an independent laboratory acceptable to both parties for testing against the Specifications under procedures employed in the Specifications. The fees and expenses of such laboratory testing shall be borne entirely by the party against whom such laboratory's findings are made.

                  (c) In the event the Product does not meet final Specifications, but such failure is not due to either Ascent-supplied information or Upsher-Smith's failure to follow written procedures, Ascent and Upsher-Smith shall bear all costs of material, manufacture and destruction of the Rejected Product equally. Destruction of Rejected Product shall be in accordance with all applicable laws and regulations and the party conducting the destruction shall indemnify the other party hereto for any liability, costs or expenses, including reasonable attorney's fees and court costs, relating to a failure to dispose of such Product in accordance with such laws and regulations. The party conducting the destruction shall also provide to the other party hereto all manifests and other applicable evidence of proper destruction as may be required by applicable law or reasonably requested by the other party.

       2.7 Product Price.

                  (a) The purchase price as to each Product supplied hereunder shall be equal to (i) Upsher-Smith's **************** cost as set forth on Schedule D attached

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

hereto ("*************** Cost") related to the manufacture of the Product ("Product Pricing") plus (ii) **% of such *************** Cost. The parties agree that Schedule D shall include, inter alia, costs associated with
*********************************** *****************************************
******************************************************************. The parties further agree that the Product Pricing set forth on Schedule D shall remain fixed for the one-year period commencing on the date of this Agreement. Thereafter, increases or decreases in *************** Cost of the Products manufactured hereunder may be made by mutual agreement of the parties on an annual basis (applicable to the ensuing 12- month period) on each successive anniversary date of the Agreement Date during the term of this Agreement; provided, however, that any increase will not exceed the difference between (a) the United States Producer Price Index ("PPI") measured at the beginning of such 12-month period and (b) the PPI measured at the end of such 12- month period. In addition, in the event that at any time a component of Upsher-Smith's cost of raw material increases or decreases greater than ***** percent (**%) due to events outside of Upsher-Smith's control, Upsher-Smith will notify Ascent in writing of such increase or decrease and the *************** Cost for each affected product will be renegotiated to reflect such increase or decrease.

                  (b) Upsher-Smith shall keep or cause to be kept accurate records of Fully-Allocated Cost of Products manufactured hereunder. Such records shall be retained for seven years following their creation. Upon five (5) business days written notice to Upsher-Smith, such records shall be available for inspection during normal business hours, at the expense of Ascent, by Ascent or its designated agent.

                  (c) Upsher-Smith shall invoice Ascent, for Products ordered by Ascent, at the time of shipment by Upsher-Smith, and such invoices shall reference the applicable purchase order(s). Ascent shall pay all amounts properly shown on such invoices no later than thirty (30) days after the date of receipt of such invoice (extended terms shall be negotiated for any material shipped over and above the amounts designated per the applicable purchase order reflected in such invoice); provided, however, that no payment is due for Products that are properly rejected for non-conformance pursuant to Section 2.6. A late fee equal to an annual percentage rate of ******** percent (**%) of the total invoice can be added each month for late payments. Upsher-Smith, at its sole discretion, has the right to discontinue Ascent's credit on future orders and to put a hold on any production or shipment of Products if Ascent's account is not paid in accordance with this paragraph 2.7(c). Upon Ascent's payment of all accounts past due, any such hold shall be removed. Such hold on production or shipment shall not be considered a breach of this Agreement by Upsher-Smith.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                         III - SHIPMENT AND RISK OF LOSS

       3.1 Shipment. Shipment of Product shall be in accordance with whatever means Ascent instructs, provided that shipment is made in accordance with all relevant statutory requirements. Product will be shipped to Ascent or its designee immediately upon release, freight collect. At Ascent's request, Upsher-Smith may, at its sole discretion, hold Product in Upsher-Smith's warehouse for a storage fee based upon ******************* (currently $***** per pallet per month) plus a $**** per pallet in/out fee. Product held at Upsher-Smith will be subject to payment in accordance with paragraph 2.7(c) above. If Ascent requests Upsher-Smith to make any miscellaneous small shipments of Product, raw material or other items on Ascent's behalf, Ascent agrees to reimburse Upsher-Smith for any shipping charges incurred.

       3.2 Delivery Terms. The purchase price of Products listed on Schedule A hereof shall be F.O.B., Upsher-Smith plant of manufacture, Upsher-Smith freight collect. Ascent will bear all risk of loss, delay or damage in transit, as well as cost of freight and insurance.

       3.3 Claims. The weights, tares and tests affixed by Upsher-Smith invoice shall govern unless established to be incorrect. Claims relating to quantity, weight and loss or damage to any Product sold under this Agreement shall be waived by Ascent unless made within sixty (60) days of receipt of Product by Ascent.

                            IV - TERM AND TERMINATION

       4.1 Term. This Agreement shall be effective as of the date of this Agreement set forth in the first page hereof. Unless earlier terminated upon the mutual agreement of the parties or in accordance with the provisions of this
Section IV, this Agreement shall continue in force for five (5) years from the date of this Agreement. At the option of Ascent, this Agreement may be extended for up to two additional terms of five (5) years each by providing written notice thereof to Upsher-Smith not later than one (1) year prior to the expiration of the then current term hereof; provided, however, that within fifteen (15) days after receipt of said notice, Upsher-Smith may, by notice to Ascent, state its desire to renegotiate the provisions of Section 2.7(a) relating to the purchase price (a "Section 2.7(a) Renegotiation") for Products to be effective for the additional term, and, in such case, if the parties have not reached agreement on such provisions within sixty (60) days following the original extension notice by Ascent, such notice by Ascent shall be deemed to be withdrawn. Notwithstanding any provision of this Section 4.1 to the contrary, Upsher-Smith and Ascent agree that no Section 2.7(a) Renegotiation shall result in an

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

increase to the purchase price of Products supplied hereunder in excess of the then current *************** Cost plus **% of such *************** Cost.

       4.2 Termination. Each party hereto (the "Non-Breaching Party") shall be entitled to terminate this Agreement by written notice to the other party (the "Breaching Party") in the event that the Breaching Party is in default of any of its material obligations hereunder and, in the case of a default which is remediable, fails to remedy such default within thirty (30) days after written notice thereof by the Non-Breaching Party. Any such notice shall specifically state that the Non-Breaching Party intends to terminate this Agreement in the event that the Breaching Party shall fail to remedy the default. This Agreement may also be terminated at any time by either party upon the filing of a petition under Chapter 7 of the United States Bankruptcy Code by the other party or by Upsher-Smith upon the withdrawal by Ascent of all of the Products from the market. Upon termination of this Agreement pursuant to this Paragraph 4.2, neither Party shall be relieved of any obligations incurred prior to such termination.

       4.3 Payment on Termination. In the event of the termination or cancellation of this Agreement for any reason other than Upsher-Smith's breach of its material obligations hereunder, and without prejudice to any other rights and remedies available to Upsher-Smith hereunder, Ascent agrees to reimburse Upsher-Smith at standard cost (based on prevailing market rates) for any raw materials directly ordered for the manufacture of Products based on Ascent's Forecasted Needs and for which Upsher-Smith has no other use, as well as for work-in-process commenced by, and finished goods of, Upsher-Smith in connection with the performance of this Agreement; provided, however, that Upsher-Smith shall make commercially reasonable efforts to mitigate such reimbursable costs. With respect to any raw materials and components ordered for manufacture of Products for which Upsher-Smith can reasonably find alternate use, Upsher-Smith shall only charge Ascent its inventory carrying costs for storage of such raw materials and components until use (not to exceed twelve (12) months). Within sixty (60) days of termination and at Ascent's written request, Upsher-Smith shall furnish Ascent with a statement of all materials in inventory, and shall ship such materials and the applicable invoice therefor to Ascent at Ascent's cost and per Ascent's instructions. Ascent shall pay for materials within thirty days of receipt of such invoice.

       4.4 Survival. Termination of this Agreement under Paragraph 4.2 or due to expiration or cancellation shall not relieve either party of obligations or liability for breaches of this Agreement incurred prior to or in connection with termination,

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

expiration or cancellation. Sections I, IV, VI, VII, IX, X, XI, XII and XIII hereof shall survive the termination or cancellation of this Agreement for any reason.

            V - CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE


       5.1 Certificates of Analysis. Upsher-Smith shall test each lot of Product purchased pursuant to this Agreement before delivery to Ascent, and shall provide to Ascent, promptly following such tests, all documents identified in Appendix X with respect to the first **** lots of each Product and all applicable documents identified in Appendix X with respect to the first *** lots of each raw material at a cost to Ascent of $****** per lot for documents relating to each Product lot and $****** per lot for documents relating to each raw material lot. Thereafter, Upsher-Smith shall provide to Ascent, promptly following such tests, all documents identified in Appendix Y with respect to subsequent lots of each Product and raw material, at a ********Ascent of $****** per lot; provided that in the event that the FDA requires more extensive documentation to be included as identified in Appendix X, Upsher-Smith shall provide Ascent all such documentation at the cost specified immediately above in this Section 5.1. Each Certificate of Analysis shall set forth the items tested, specifications and test results for each lot delivered. Required extraordinary reporting or documentation, outside the scope of this Agreement, may be subject to an additional charge by Upsher-Smith.


       5.2 Stability Testing. Upsher-Smith shall perform its standard stability test program as committed to in the NDA and as defined in Upsher-Smith's SOP's or as separately agreed to in accordance with a PCR for each of the Products contained herein. Upsher-Smith shall receive a copy of the portions relating to CMC of Ascent's Annual Report for each Product as long as Upsher-Smith is continuing to produce such Product for Ascent. If Ascent elects to perform its own stability testing on Product, Ascent agrees to provide Upsher-Smith with a copy of the results from such testing on an annual basis.

       5.3 Validation Work or Additional Testing. It is understood by the parties hereto that the responsibility for any validation work requested by Ascent shall be the sole responsibility of Ascent. Upsher-Smith shall be under no obligation to perform any validation work or additional testing, other than to complete those activities set forth in Schedule E hereto initiated by Upsher-Smith prior to the date hereof, in connection with the Product unless Upsher-Smith and Ascent have entered into a specific written Project Protocol establishing methodology and pricing for such services. It is understood between the parties hereto that if Ascent or Upsher-Smith is required by regulatory authority to perform validation studies or additional testing in order to legitimately continue to engage in the manufacture of the Product for Ascent, Upsher-Smith and Ascent shall be obligated to negotiate in good faith a Project Protocol for such validation studies or additional testing.

       5.4 FDA Inspection. Upsher-Smith shall advise Ascent reasonably in advance, to the extent possible, if an authorized agent of the FDA or other governmental agency visits Upsher-Smith's manufacturing facility to perform an inspection and requests or requires information or changes which directly pertain to the Products. Upsher-Smith shall allow Ascent to be present and assist as appropriate in the preparation for and participation in any FDA audits related to Ascent's Products. Upsher-Smith shall furnish to Ascent copies of all FDA forms 482 and 483 related to Ascent's Products given to Upsher-Smith by the FDA promptly upon receipt.

       5.5 NDA's and ANDA's. Ascent agrees to provide Upsher-Smith with copies of any sections of NDA's, ANDA's and supplements applicable to the Products manufactured and/or tested by Upsher-Smith and copies of any changes in or updates of same as they, from time to time, hereafter occur.

                                VI. - WARRANTIES

       6.1 Conformity with Specifications. Upsher-Smith warrants that all Products sold and delivered pursuant to this Agreement will have been manufactured in accordance with the Specifications or pursuant to exceptions approved in advance in writing by Ascent at the time of manufacture and shipment. Upsher-Smith shall be responsible for conducting full quality assurance investigations per Upsher-Smith SOP's for any Products found to be out of Ascent's specifications. Upsher-Smith shall immediately communicate any quality issues or failures of FDA audits and furnish Ascent with copies of all investigation reports relating to products delivered to Ascent. The quality, method of manufacture, and raw material used will not be changed by Upsher-Smith without prior notification of and concurrence by Ascent per Upsher-Smith SOP's.

       6.2 Compliance with the Act. Ascent shall bear sole responsibility for the validity of all test methods and appropriateness of all Specifications. In addition, Ascent shall bear sole responsibility for all regulatory approvals, filings and registrations and adequacy of all validation and stability studies. Ascent further warrants that it will maintain any and all necessary approvals from all applicable regulatory agencies necessary to manufacture and distribute all Products under this Agreement.

       6.3 Conformity with FDA regulations and cGMP's. Subject to Ascent's representations set forth in Sections 6.2 and 6.4 hereof, Upsher-Smith warrants that all Products manufactured, held for sale, sold and shipped pursuant to this

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Agreement shall have been manufactured and shipped by Upsher-Smith in substantial compliance with applicable FDA regulations and current Good Manufacturing Practices as that term is defined under the Act and that the manufactured Products conform with the approved NDA for each Product.

       6.4 Compliance of Packaging and Labeling with Laws and Regulations. Ascent warrants that all Labeling copy and artwork approved, designed or supplied by Ascent shall be in substantial compliance with all applicable laws and governmental regulations. Compliance with all federal, state, and local laws and regulations concerning Packaging and Labeling shall be the sole responsibilities of Ascent, provided that Upsher-Smith purchases such Packaging and Labeling as provided in Section 2.2(c) hereof. Ascent hereby represents and warrants to Upsher-Smith that all Ascent designated formulas, components and artwork related to the Product do not violate or infringe any copyright or trademark laws, and agrees to indemnify Upsher-Smith, its employees, officers, directors and representatives for any claim, loss or damage including reasonable attorney's fees paid or incurred by any of them in connection therewith.

       6.5 GMP Audits. Ascent shall have access to Upsher-Smith's facilities at a mutually agreeable time for the sole purpose of auditing Upsher-Smith's compliance with current Good Manufacturing Practices and the Act. Such access shall in no way give Ascent the right to any of Upsher-Smith's confidential or proprietary information. Further, absent unusual circumstances, such audits shall be limited to ***** (**) times during the first ****** (**) months of this Agreement and ******** thereafter and a reasonable number of employees of Ascent who are subject to the same requirements of confidentiality as Ascent.

       6.6 Disclaimer. UPSHER-SMITH AND ASCENT MAKE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT, LABELING OR PACKAGING. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. UPSHER-SMITH AND ASCENT AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM BREACH OF THIS AGREEMENT .

                              VII - PRODUCT RECALLS

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

       In the event (i) any government authority issues a request, directive or order that Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) Upsher-Smith reasonably determines after consultation with Ascent that the Product should be recalled because the Product does not conform to Specifications following distribution by Ascent or (iv) Ascent reasonably determines that the Product should be recalled for any reason, the parties shall take all appropriate corrective actions reasonably requested by the other party hereto or by any government agency. In the event that such recall results from the breach of Upsher-Smith's warranties under this Agreement, Upsher-Smith shall be responsible for the expenses of the recall. In the event the recall results from the breach of Ascent's warranties under this Agreement, Ascent shall be responsible for the expenses of the recall. In the event that neither Upsher-Smith nor Ascent are responsible for the recall, the parties shall share the expenses of the recall equally. For the purposes of this Agreement, the expenses of the recall shall be the expenses of notification and destruction or return of the recalled Product, as well as any reasonable out-of-pocket costs, costs of recalled product destroyed after recall, and damages directly resulting from such recall incurred by Upsher-Smith and Ascent in connection with any corrective action taken by Upsher-Smith and Ascent. Ascent shall conduct and direct the recall process.

                     VIII - FORCE MAJEURE; FAILURE TO SUPPLY

       8.1 Force Majeure Events. Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other if such failure is caused by acts such as, but not limited to, acts of God, fires, explosion, flood, drought, war, riot, sabotage, embargo, strikes, compliance with any court order or regulation of any government entity acting with color of right or by any other cause beyond the reasonable control of the parties, whether or not foreseeable.

       8.2 Failure to Supply. If Upsher-Smith fails to supply all or part of any shipment of Products ordered by Ascent within ****** (***) days after the delivery date specified on the applicable purchase order for such shipment, which shall be in accordance with paragraph 2.5 hereof, Ascent, at its sole discretion, may require Upsher-Smith to supply the undelivered Products at a future date agreed upon by Ascent and Upsher-Smith. If Upsher-Smith is unable, or it becomes reasonably apparent to Ascent that Upsher-Smith will be unable, to supply the Product in accordance with Forecasted Needs, Ascent shall have the right to obtain the Product from third parties in an amount equal to the greater of (i) the amount which Upsher-Smith is unable to supply or (ii) the minimum amount which a third party is willing to supply on terms substantially comparable to the terms contained in this

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Agreement. Thereafter Ascent shall no longer be obligated to purchase exclusively from Upsher-Smith pursuant to this Agreement and either party shall have the right to terminate this Agreement by providing the other with at least ***** (***) year's written notice thereof.

                                IX - IMPROVEMENTS

       9.1 Changes by Ascent. If Ascent at any time requests a change to a Product and Upsher-Smith agrees such change is reasonable with regard to Product manufacture, (i) such change, following any review by the FDA as necessary, shall be incorporated within the Master Batch Record and/or Specifications via a written PCR reviewed and agreed upon by both Upsher-Smith and Ascent; (ii) Upsher-Smith shall adjust, upon consent of Ascent (which consent shall not be unreasonably withheld), the price of the Product, if necessary, and Schedule A shall be amended accordingly; and (iii) Ascent shall pay Upsher-Smith for the costs associated with such change, including, but not limited to, any additional development work required, charged at Upsher-Smith's then-prevailing research and development rates (currently $***** per hour) in accordance with Section XI contained herein.

       9.2 Changes by Upsher-Smith. Upsher-Smith agrees that any changes developed by Upsher-Smith which may be, following any review by the FDA as necessary, incorporated into the Product shall require the written approval of Ascent via a PCR prior to such incorporation. At the time of such incorporation, such changes shall become part of the Specifications. It is also agreed that any regulatory filings incident to any such change shall be the sole responsibility of Ascent.

       9.3 Changes by Regulatory Authorities. Upsher-Smith agrees that any changes required by any regulatory authority shall be incorporated into the Product as evidenced by the written approval of Ascent via a PCR prior to such incorporation. At the time of such incorporation, such changes shall become part of the Specifications. If Upsher-Smith is required by any regulatory authority to perform validation studies for purposes of validating a new manufacturing process or cleaning procedures or new raw material and finished Product assay procedures with respect to Product in order to continue to engage in the manufacture of such Product for Ascent, such studies shall be conducted in accordance with Section 5.3 herein. In the event of such changes, Upsher-Smith shall adjust the price of Product, if necessary, and Schedule D shall be amended accordingly.

       9.4 Obsolete Inventory. The cost of any Ascent-specific inventory, including, but not limited to, raw materials, work-in-process, and finished goods

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

rendered obsolete as a result of formula, artwork or packaging changes requested by Ascent or by changes required by regulatory authority, shall be reimbursed to Upsher-Smith by Ascent at Upsher-Smith's Standard Cost. At such time and unless otherwise agreed by Upsher-Smith, Upsher-Smith will ship the obsolete inventory to Ascent for destruction by Ascent. Ascent shall bear ********** percent (**%) of all destruction costs related to said obsolete inventory. The destruction shall be in accordance with all applicable laws and regulations and Ascent shall indemnify Upsher-Smith for any liability, costs or expenses, including reasonable attorney's fees and court costs, relating to Ascent's failure to dispose of such inventory in accordance with such laws and regulations. Ascent shall also provide Upsher-Smith with all manifests and other applicable evidence of proper destruction as may be requested by Upsher-Smith or required by applicable law. If Upsher-Smith does not receive disposition instructions from Ascent within ninety (90) days from date of obsolescence, obsolete inventory remaining at Upsher-Smith facilities may be subject to storage fees.

       9.5 Disposal Costs. Upsher-Smith reserves the right to invoice Ascent for all disposal costs related to Upsher-Smith's manufacture of Products ordered by Ascent, unless the disposal relates to nonconforming lots due to the failure of Upsher-Smith to follow established written procedures.

                   X - CONFIDENTIAL INFORMATION; INTELLECTUAL
                      PROPERTY RIGHTS AND SALES INFORMATION

       10.1 Confidential Information. All confidential information furnished by Ascent to Upsher-Smith, or by Upsher-Smith to Ascent, during the term of this Agreement, relating to the subject matter hereof, shall be kept confidential by the party receiving said confidential information, except for purposes authorized by this Agreement, and shall not be disclosed by such party to any person or firm, unless previously authorized in writing to do so, for a period of not less than five (5) years following the date of disclosure. The party receiving said confidential information may, however, disclose the same to its responsible officers and employees who require said information for the purposes contemplated by this Agreement, provided that said officers and employees shall have assumed like obligations of confidentiality. It is understood that all confidential information provided by either party shall be identified or marked as such. Any oral communications which are to be considered confidential shall be reduced to writing and identified as confidential within thirty (30) days after disclosure.

       Any other provisions hereof to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that the obligations of confidence and nonuse herein assumed shall not apply to any information which:

       (1) is at the time of disclosure or thereafter so becomes a part of the public domain; or

       (2) was otherwise in the receiving party's lawful possession prior to disclosure as shown by its written record; or

       (3) is hereafter disclosed to the receiving party by a third party purporting not to be in violation of an obligation of confidentiality to the disclosing party relative to said information; or

       (4) is by mutual agreement of the parties hereto released from a confidential status; or

       (5) is required to be disclosed pursuant to regulatory or legal requirements.

       10.2 Trademarks and Trade Names.

                  (a) Each party hereby acknowledges that it does not have, and shall not acquire, any interest in any of the other party's trademarks or trade names unless otherwise expressly agreed.

                  (b) Each party agrees not to use any trade names or trademarks of the other party, except as specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use.

       10.3 Sales Information. Commencing on the date of this Agreement and until the Promissory Note of Ascent to Upsher-Smith of even date herewith is paid in full in accordance with its terms, Ascent shall provide Upsher-Smith with a monthly report of Ascent's sales of Products manufactured hereunder categorized by each of SKU and class of trade.

                      XI - RESEARCH & DEVELOPMENT SERVICES

       11.1 R&D Services.

                  (a) From time to time, Ascent may request, in writing, that Upsher-Smith evaluate, develop, manufacture, test and/or provide price quotations for certain new items which may become Products (hereinafter referred to as "Research Products") on behalf of Ascent. Upon receipt of such a request, Upsher-Smith shall determine, at its sole discretion, whether it desires to perform such services for Ascent. If Upsher-Smith elects to perform such services, Upsher-Smith shall so notify Ascent within thirty (30) days of its receipt of Ascent's request. To the extent that Upsher-Smith agrees to perform any services hereunder for Ascent, Upsher-Smith shall only be obligated to act in good faith and to use reasonable efforts to accomplish the desired results as outlined in a mutually agreed upon project protocol (a "Project Protocol"). Nothing herein shall obligate Upsher-Smith to achieve any specific results and Upsher-Smith makes no warranties or representations that it will be able to achieve the desired results.

                  (b) Should Upsher-Smith agree to perform any services hereunder, Upsher-Smith shall submit a written development proposal in the form of a Project Protocol to Ascent identifying Upsher-Smith's best estimate of the development costs. This estimate shall include, but not be limited to, labor hours for development, testing, scale up, stability, report writing, etc., as well as all reasonably foreseeable associated tasks and expenses. If this estimate is acceptable to Ascent and Ascent so notifies Upsher-Smith by approving the Project Protocol in writing, Upsher-Smith shall begin work as outlined in the Project Protocol. It is understood between both parties that, during any development project, unforeseen tasks may evolve, including, but not limited to, termination of any further activity due to unacceptable results, significant reevaluation due to marginal results, etc. Upsher-Smith will promptly notify Ascent of any such unforeseen tasks before proceeding at which time either Ascent or Upsher-Smith may terminate the project or mutually agree to amend or completely revise the Project Protocol. In the case where the project is terminated or revised, Ascent will be obligated to pay for all of the work performed by Upsher-Smith up to that point.

                  (c) Raw material costs involved will be billed to Ascent at Upsher-Smith's cost. The foregoing development costs shall be paid to Upsher-Smith in accordance with Upsher-Smith's standard invoicing procedures regardless of whether Upsher-Smith is able to accomplish the results which Ascent requested. All invoices shall be paid by Ascent in accordance with
Section 2.7 above. On or before sixty (60) days of the development of a finished product prototype (which shall include final primary container selection filled with Research Product), Upsher-Smith will provide an estimate of the fees associated with manufacturing such product. Upsher-Smith may also provide an estimate of costs for raw materials should specifications be known for these items at such time. The estimated manufacturing fees shall automatically be adjusted annually based upon PPI adjustments pending commencement of Production.

                  (d) In consideration of its expertise in the design and manufacture of the Research Products, and its familiarity with the component materials best suited to the manufacture of the Research Products, Upsher-Smith shall be responsible for the acquisition of selected components of the Research Products. All raw materials

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

delivered to Upsher-Smith and invoiced to Ascent in accordance with Section 11.1(c) of this Agreement are the sole and exclusive property of Ascent.

                  (e) Any Ascent-specific inventory including, but not limited to, raw materials, bulk Research Product, waste by-products, testing supplies, stability samples, work-in-process, and finished goods rendered obsolete at the conclusion, revision or termination of the development project shall be either shipped to Ascent or destroyed, whichever Ascent so directs. Ascent shall bear ********** percent (**%) of all destruction costs related to said obsolete inventory. In the event Ascent elects to destroy obsolete inventory, the destruction shall be in accordance with all applicable laws and regulations and Ascent shall indemnify Upsher-Smith for any liability, costs or expenses, including attorney's fees and court costs, relating to Ascent's failure to dispose of such inventory in accordance with such laws and regulations. Ascent shall also provide Upsher-Smith with all manifests and other applicable evidence of proper destruction as may be requested by Upsher-Smith or required by applicable law. If Upsher-Smith does not receive disposition instructions from Ascent within ninety (90) days from date of obsolescence, obsolete inventory remaining at Upsher-Smith facilities may be subject to storage fees.

                  (f) Results of all research activity will be considered the property of Ascent. Upsher-Smith shall assign to Ascent all of its right, title and interest in and to any inventions, including without limitation any patents or patent applications thereon resulting from those activities outlined in the Project Protocol.

       11.2 New Product Development. In addition to the foregoing, if from time to time, at Ascent's request, Upsher-Smith develops a new Research Product for Ascent and Ascent elects to market, sale, license or transfer such Product, the parties shall negotiate the addition of said Research Product to this Agreement.

                              XII - INDEMNIFICATION

       12.1 Indemnification by Upsher-Smith. Upsher-Smith will indemnify and hold Ascent harmless against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) resulting from any third-party claims made or suits brought against Ascent which arise from Upsher-Smith's breach of its warranties set forth in this Agreement.

       12.2 Indemnification by Ascent. Ascent will indemnify and hold Upsher-Smith harmless against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) resulting from any third-party claims made or suits

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

brought against Upsher-Smith which are related to the breach of any of Ascent's warranties provided for in this Agreement or which arise out of the promotion, distribution, use or sales of Products by Ascent, including, without limitation, any claims, express, implied or statutory, made as to the efficacy, safety, or use to be made of Products, and claims made by reason of any Product Labeling or any Packaging containing Product (provided such packaging and Labeling was purchased by Upsher-Smith as provided in Section 2.2(c) hereof), unless such liability, damage, loss or expense is caused by a breach of a warranty in this Agreement by Upsher-Smith.

       12.3 Patent and Other Intellectual Property Rights.

       (a) Ascent shall indemnify, defend and hold harmless Upsher-Smith from any damage, judgment, loss, cost or other reasonable expense (including reasonable attorney's fees) arising from claims that any change or modification of the Products by Ascent or at Ascent's direction, whether related to the formulation, delivery system, packaging, suggested method of use or ingestion or otherwise, causes the use or sales of the Products to infringe any patent or other proprietary rights or that the use by Ascent of any trademarks, trade names or trade dress in connection with the Products, other than the trademarks Feverall(R), Sprinkle Caps(R) and Uniserts(R), infringes patent or other proprietary rights of a third party.

       (b) Upsher-Smith shall indemnify and hold Ascent harmless from all costs, damages and expense (including reasonable attorney's fees) arising out of any suit or action brought against Ascent based upon a claim that any process or technical data furnished or utilized by Upsher-Smith infringes any patent or other proprietary rights.

       12.4 Conditions of Indemnification. If either party seeks indemnification from the other under Sections 12.1, 12.2 or 12.3 hereof, it shall promptly give notice to the other party of any such claim or suit threatened, made or filed against it which forms the basis for such claim of indemnification and shall cooperate fully with the other party in the defense of all such claims or suits. No settlement or compromise shall be binding on a party hereto without its prior written consent.

       12.5 Evidence of Liability Insurance. It is further agreed that each party hereto shall furnish to the other evidence of products and contractual liability insurance coverage affording not less than ********** dollars ($**********) each occurrence combined single limit, bodily injury, property damage and ********** dollars ($**********) aggregate liability limits. Each insurer shall name the other as an additional insured. Such evidence of insurance coverage can be in the form of the original policy or Certificate of Insurance which shall provide that the insurer has assumed the liability as provided for herein. In addition, such insurers shall warrant that such insurance will not be changed or canceled without at least thirty (30) days prior written notice to the respective indemnitees.

                           XIII - GENERAL PROVISIONS

       13.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if (i) delivered personally, (ii) sent by facsimile, (iii) sent by overnight delivery by a nationally recognized courier service, or sent by registered or certified mail, postage prepaid, return receipt, addressed as follows or to such other address of which the parties may have given notice:

       To Upsher-Smith:                     Upsher-Smith Laboratories, Inc.
                                            14905 23rd Avenue North
                                            Minneapolis, MN 55447
                                            Attention:  Vice President, CFO
                                            Telecopy:   (612) 476-4026

       To Ascent:                           Ascent Pediatrics, Inc.
                                            187 Ballardvale Street
                                            Suite B125
                                            Wilmington, MA  01887
                                            Attention:  President
                                            Telecopy:   (508)  658-3939

If any notice hereunder relates to a breach or termination of the Agreement, a copy of such notice shall also be sent to the respective counsel for each party:

       For Upsher-Smith:                    Dean R. Edstrom, Esq.
                                            Doherty, Rumble & Butler
                                            Professional Association
                                            3500 5th St. Towers
                                            150 S. 5th St.
                                            Minneapolis, MN  55402
                                            Telecopy:    (612) 340-5584

       For Ascent:                          David E. Redlick, Esq.
                                            Hale and Dorr LLP
                                            60 State Street
                                            Boston, MA 02109
                                            Telecopy: (617) 526-5000

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by facsimile (provided such delivery is actually received by 5:00 p.m. local time on a business day at the place of receipt); (b) on the next business day, if delivered by overnight courier; or (c) five business days after being sent, if sent by registered or certified mail.

       13.2 Entire Agreement; Amendment. The parties hereto acknowledge that this document sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof, and shall supersede any conflicting portions of Upsher-Smith's quotation, acknowledgment and invoice forms and Ascent's Purchase Order and other written forms. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the party against whom enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

       13.3 Waiver. No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.

       13.4 Obligations to Third Parties. Each party warrants and represents that proceeding herein is not inconsistent with any contractual obligations, express or implied, undertaken with any third party.

       13.5 Assignment. Ascent may assign any or all of its rights and/or duties under this Agreement without the prior consent of Upsher-Smith. Upsher-Smith shall not assign its rights or duties under this Agreement without the prior written consent of Ascent, except to a party which acquires all or substantially all of the business of Upsher-Smith through merger, sale of assets or otherwise. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

       13.6 Governing Law; Arbitration.

                  (a) The validity, interpretation and effect of this Agreement shall be governed by and construed under the laws of the State of Minnesota without regard to its conflicts of law principles.

                  (b) The parties agree to attempt to settle any disputes that arise in connection with this Agreement through good faith mediation efforts. The parties agree that any dispute that arises in connection with this Agreement which is not settled through good faith mediation efforts shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration

Association. Such arbitration shall be held in Chicago, Illinois. There shall be three (3) arbitrators, one (1) to be chosen by Ascent, one (1) to be chosen by Upsher-Smith and a third to be selected by the two arbitrators so chosen. The decision of the arbitrators shall be final and binding upon all parties and their respective successors and assigns. The costs of arbitration, including reasonable attorney's fees, shall be borne by the losing party.

       13.7 Severability. In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance, or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

       13.8 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not a part of this Agreement.

       13.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

       13.10 Independent Contractor. In performing its services hereunder, Upsher-Smith shall act as an independent contractor.

       IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.

ASCENT PEDIATRICS, INC.                         UPSHER-SMITH LABORATORIES, INC.

By:_____________________________                By:_____________________________

Its:____________________________                Its:____________________________

                            SCHEDULES AND APPENDICES


Schedule A -               Products

Schedule B -               Upsher-Smith Standard Operating Procedures

Schedule C -               Form of Purchase Order

Schedule D -               Fully-Allocated Cost

Schedule E -               Validation Work or Additional Testing


Appendix X -               Documentation Required for First Five Lots of Product
                           and First Two Lots of Raw Materials

Appendix Y -               Documentation Required for Subsequent Lots of Each
                           Product

                      SCHEDULE A - MANUFACTURING AGREEMENT


LIST OF FEVERALL PRODUCT LINE BY SKU AND NDC NUMBER

SKU           NDC                     PRODUCT NAME/STRENGTH        DESCRIPTION
---           ---                     ---------------------        -----------
              NUMBER
              ------
12112         0245-0121-12            APAP 120mg-12's              Acetaminophen Uniserts(R)Suppositories
12312         0245-0123-12            APAP 325mg-12's              Acetaminophen Uniserts(R)Suppositories
12212         0245-0122-12            APAP 650mg-12's              Acetaminophen Uniserts(R)Suppositories

11306         0245-0113-06            Feverall 80mg-6's            Feverall(R)Suppositories (Infants)
11606         0245-0116-06            Feverall 120mg-6's           Feverall(R)Suppositories (Children)
11706         0245-0117-06            Feverall 325mg-6's           Feverall(R)Suppositories (Junior)

17520         0245-0175-20            Sprinkle 80mg                Feverall(R)Sprinkle Caps(R)Powder
17620         0245-0176-20            Sprinkle 160mg               Feverall(R)Sprinkle Caps(R)Powder

11612         0245-116-12             Feverall 120mg 12's          Feverall(R)Suppositories (Children)
11650         0245-116-50             Feverall 120mg 50's          Feverall(R)Suppositories (Children)
11712         0245-117-12             Feverall 325mg 12's          Feverall(R)Suppositories (Junior)
11750         0245-117-50             Feverall 325mg 50's          Feverall(R)Suppositories (Junior)
11512         0245-115-12             Feverall 650mg 12's          Feverall(R)Suppositories (Adult)
11550         0245-115-50             Feverall 650mg 50's          Feverall(R)Suppositories (Adult)
11505         0245-115-05             Feverall 650mg 500's         Feverall(R)Suppositories (Adult)
12412         0182-1662-11            Goldline 120mg 12's          Private Label Feverall(R)Suppositories
12612         0182-7001-11            Goldline 325mg 12's          Private Label Feverall(R)Suppositories
12512         0182-1095-11            Goldline 650mg 12's          Private Label Feverall(R)Suppositories
12712         0603-8042-11            Qualitest 120mg 12's         Private Label Feverall(R)Suppositories
12812         0603-8045-11            Qualitest 650mg 12's         Private Label Feverall(R)Suppositories

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


                      SCHEDULE B - MANUFACTURING AGREEMENT

 (The contents of Pages 1 - 5 of Schedule B consist of Confidential Information which has been omitted and filed separately with the Securities and Exchange
                                  Commission.)

                                                                 Schedule C

Ascent Pediatrics, Inc.                                     Work Order       [ ]
187 Ballardvale Street, Suite B125                          Purchase Order   [ ]
Wilmington, MA 91887
508-658-2500



VENDOR                                               SHIP TO




                                         EXPECTED       FOB       PROJECT


ITEM                           DESCRIPTION        QTY          RATE     AMOUNT





                                                            TOTAL

                                [REVERSE SIDE OF
                                 PURCHASE ORDER]



                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


                      SCHEDULE D - MANUFACTURING AGREEMENT

                                                           ***************
                           PRODUCT                         ---------------
NDC NUMBER                 NAME/STRENGTH/PKG SIZE           Cost + **%
----------                 ----------------------
0245-0121-12               APAP 120MG-12'S                  $*****

0245-0123-12               APAP 325MG - 12'S                $*****

0245-0122-12               ADAP 650MG-12'S                  $*****


0245-0113-06               FEVERALL 80MG-6'S                $*****

0245-0116-06               FEVERALL 120MG-6'S               $*****

0245-0117-06               FEVERALL 325MG-6'S               $*****


0245-0175-20               SPRINKLE 80MG                    $*****

0245-0176-20               SPRINKLE 160MG                   $*****

0245-116-12                FEVERALL 120MG 12'S              $*****

0245-116-50                FEVERALL 120MG 50'S              $*****

0245-117-12                FEVERALL 325MG 12'S              $*****

0245-117-50                FEVERALL 325MG 50'S              $*****

0245-115-12                FEVERALL 650MG 12'S              $*****

0245-115-50                FEVERALL 650MG 50'S              $*****

0245-115-05                FEVERALL 650MG 500'S             $*****


0182-1662-11               GOLDLINE 120MG 12'S              $*****

0182-7001-11               GOLDLINE 325MG 12'S              $*****

0182-1095-11               GOLDLINE 650MG 12'S              $*****

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

0603-8042-11               QUALITEST 120MG 12'S             $*****

0603-8045-11               QUALITEST 650MG 12'S             $*****

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                   SCHEDULE E

                      VALIDATION WORK OR ADDITIONAL TESTING


         All activities as may be required to gain FDA approval of ***********
****************************************************************************
******************************************************************************
***************** as requested by the FDA.

         Notwithstanding the above required activities, should the FDA require ************** on an ongoing basis, both parties agree that the *************** Cost and Product Pricing will be adjusted to reflect the additional cost required to perform the above-mentioned testing.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                  APPENDIX "X"

DOCUMENTATION REQUIRED FOR EACH LOT OF FINISHED PRODUCT


1.       ******************** OF ******** FOR THE ***************** AND *******
         ** ******.

2.       ******************** OF ******** OR *********** OF *********** FOR ***
         **********.

3.       ******************************* OF ************************************
         AND ************* FOR ******************** BY ************ OR
         ************** TO A ******************* ********** FOR THE
         ***************** AND ***************** AND **********.

4.       COPIES OF ***********************.

5.       *********** OF ******** FOR ******************************************
         OF ************ AND ************* FOR ******************** BY
         ************ OR ************** TO A ******************************.

6.       A COPY OF THE *******************************************.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                  APPENDIX "Y"


1.       ******************** of ******** and *********************************
         for ***************** ******* and *********.

2.       ******************** of ******** or *********** of *********** for
         ************* ******************************* and *************** and
         *********************************.

3.       A copy of the ********************** and ******************************
         **********************.

4.       *********** of ******** for ***********************************.

                                                                       EXHIBIT F

                      UNISERTS TRADEMARK LICENSE AGREEMENT


       Agreement executed as of the ___ day of ________, 1997, by and between Ascent Pediatrics, Inc. with an address at 187 Ballardvale Street, Suite B125, Wilmington, MA 01887 ("Ascent"), and Upsher-Smith Laboratories, Inc. having an address at 14905 23rd Avenue North, Minneapolis, MN ("Upsher-Smith").

                                  INTRODUCTION

       Upsher-Smith is the owner of rights in, and the goodwill associated with, the trademark "UNISERTS" for rectal suppositories (the "Trademark"). Ascent desires to obtain a license to manufacture, distribute and sell certain products under the Trademark and Upsher-Smith is willing to grant to Ascent a license to use the Trademark under the terms and conditions of this Agreement.

       Accordingly, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

       1. Grant of License. Subject to the terms and conditions specified in this Agreement, Upsher-Smith hereby grants to Ascent a worldwide, perpetual, royalty-free right and license to use the Trademark solely in connection with the manufacture, distribution and sale of acetaminophen rectal suppository products (such products bearing the Trademark being referred to herein as the "Licensed Products"). Upsher-Smith shall not use or grant any third party the right to use the Trademark on Licensed Products, and Upsher-Smith retains all rights to use the Trademark on products other than Licensed Products.

       2. Quality Control. Upsher-Smith shall have the ability to control the quality of the Licensed Products during the period that Upsher-Smith is manufacturing the Licensed Products. Upsher-Smith shall also have the right to monitor Ascent's use of the Trademark. Ascent will send to Upsher-Smith representative samples illustrating use of the Trademark on packaging, advertisements and promotional materials after use of the Trademark has commenced or upon receipt of the written request from Upsher-Smith. In the event the Licensed Products are manufactured by either Ascent or a third party for Ascent, Upsher-Smith shall have the right to monitor and observe the manufacture, processing, packaging and sale of all Licensed Products for the purpose of protecting and maintaining at least the minimum standards of quality established by Upsher-Smith for products sold under the Trademark, which standards of quality shall be the same minimum standards to which Upsher-Smith adhered when Upsher-Smith manufactured the Licensed Products. Ascent shall also meet or exceed any other standards imposed by law or which are needed for the Licensed Products to be available for their intended purpose. Ascent shall permit Upsher-Smith's authorized personnel to enter the manufacturer's premises at all reasonable times, with reasonable advance notice, to inspect the relevant manufacturing, processing and packaging facilities and operations, and to inspect and test all Licensed Products produced for sale under the Trademark. If Upsher-Smith at any time finds that any of such products are not being manufactured, processed, packaged or sold in accordance with such standards of quality to which Upsher-Smith adhered when Upsher-Smith manufactured the Licensed Products or have been packaged in a misleading or deceptive manner, Upsher-Smith may notify Ascent in writing of such deficiencies, and if Ascent fails to correct such deficiencies within sixty (60) days after receipt of such notice, Upsher-Smith may, at its election, terminate this Agreement effective immediately.

       3. Advertising and Packaging. Ascent shall cause to appear on all materials on or in connection with which the Trademark is used such legends, markings and notices as Upsher-Smith may reasonably request. Ascent shall use the "(R)" marking with all uses of the "UNISERTS" trademark, including on advertisements, promotional materials, packaging, labels, etc.

       4. Trademark Matters.

                  (a) Ownership of Trademark. Upsher-Smith expressly reserves the sole and exclusive ownership of the Trademark and all rights relating thereto. Ascent hereby acknowledges that Upsher-Smith is the sole and exclusive owner of the Trademark and agrees not to challenge at any time, directly or indirectly, the rights of Upsher-Smith thereto or the validity or distinctiveness thereof. Use of the Trademark by Ascent under this Agreement shall inure to the benefit of Upsher-Smith.

                  (b) Maintenance of Trademark. Upsher-Smith owns U.S. Registration No. 1,270,544 dated March 20, 1984 for the mark UNISERTS. Upsher-Smith shall have the duty to maintain each registration for the Trademark. If Upsher-Smith wishes to stop using the Trademark and abandon any registration therefor, it shall first offer to assign the registration to Ascent on terms to be negotiated by the parties. Ascent has the right to file, in Upsher-Smith's name, but at the expense of Ascent, additional trademark applications for registration of the Trademark with respect to the Licensed

Products sold by Ascent under the Trademark. Ascent will sign any documents or take any action reasonably necessary and as requested by Upsher-Smith to maintain the validity of this registration. Ascent shall use its best efforts not to do or permit to be done any act calculated or likely to prejudice, affect, impair or destroy the title and interest of Upsher-Smith in and to the Trademark. If Ascent knows that any person, firm or corporation is infringing the Trademark, Ascent will promptly notify Upsher-Smith and cooperate fully with Upsher-Smith in the defense and protection of the Trademark, provided that Ascent will not be required to make any payments to Upsher-Smith for costs incurred by Upsher-Smith in the defense and protection of the Trademark. Upsher-Smith reserves the right to prosecute or defend, at its own expense, all suits involving the Trademark and the protection thereof. In the event that a third party is infringing the Trademark and Upsher-Smith decides not to prosecute such infringer, then Ascent shall have a right to prosecute, at its own expense, any suit involving the Trademark against such infringer.

                  (c) Defense of Litigation. Upsher-Smith agrees to indemnify, defend and hold Ascent harmless from and against any and all liability resulting from any claim of infringement of trademarks arising out of or related to the use of the Trademark by Ascent in a manner authorized by this Agreement. The obligation of Upsher-Smith to Ascent for such infringement or claims of infringement, shall be conditioned on Ascent giving Upsher-Smith reasonably prompt notice of any such claim or claims for infringement, and giving Upsher-Smith the authority to conduct and control the defense of any such action for infringement (including settlement) with the understanding, however, that Ascent may retain additional counsel at its expense and participate in any such litigation.

       5. Indemnification. In the event Ascent manufactures the Licensed Products, Ascent shall indemnify and hold Upsher-Smith harmless from any and all claims, damages, costs and expenses that may be claimed or asserted against Upsher-Smith, by any person, firm, corporation or government arising out of the manufacture, sale, distribution, possession, use or consumption of Licensed Products. The obligation of Ascent to indemnify Upsher-Smith pursuant to this Section shall be conditioned on Upsher-Smith giving reasonably prompt notice of any such claim for indemnification, and giving Ascent authority to conduct and control the defense of any action with the understanding, however, that Upsher-Smith may retain additional counsel at its expense and participate in any such litigation.

       6. Insurance. Ascent shall obtain at its own expense, and keep in force during the license term and for not less than five years thereafter, comprehensive public liability insurance, including products liability coverage (with Broad Form Vendor's Endorsement naming Upsher-Smith as an additional insured) with bodily injury limits of $2 million for each person, $2 million for occurrence, and property damage limits of $2 million for each occurrence, in addition to $5 million umbrella coverage. Ascent shall submit certificates of each insurance and each renewal thereof to Upsher-Smith promptly upon receipt thereof.

       7. Termination.  This Agreement may be terminated:

                  (a) by either party at any time if the other party breaches any of the terms of this Agreement and does not cure such breach to the reasonable satisfaction of the terminating party within 30 days after receiving notice thereof; and

                  (b) by Upsher-Smith, pursuant to the provisions of Section 2. Termination of this Agreement pursuant to this Section 7 shall be without prejudice to any right to sue for damages for any antecedent breach of this Agreement. After the effective date of the termination of this Agreement, Ascent shall have a reasonable period of time (not to exceed six months) to use up any inventory then on hand of Licensed Products and packaging or advertising materials bearing the Trademark, provided such use is otherwise in strict accordance with the terms and conditions of this Agreement. After such six-month period, Ascent shall discontinue entirely all use of the Trademark.

       8. Miscellaneous.

                  (a) Waiver. The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

                  (b) Relationship of Parties. Nothing herein shall create or be deemed to create any relationship of agency, joint venture or partnership between Upsher-Smith and Ascent.

                  (c) Notices. Any notice or other communication in connection with this Agreement shall be furnished in writing and shall be sufficiently given if personally delivered (effective as of the date of personal delivery) or sent by registered or certified mail, postage prepaid (effective three business days after being so mailed), to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually reserved by the addressor.

                           If to Ascent:

                                    Ascent Pediatrics, Inc.
                                    187 Ballardvale Street, Suite B125
                                    Wilmington, MA  01887
                                    Attn:  President
                                    Facsimile:  (508) 658-3939

                           with a copy to:

                                    David E. Redlick, Esq.
                                    Hale and Dorr
                                    60 State Street
                                    Boston, MA  02109
                                    Facsimile:  (617) 526-5000

                           If to Upsher-Smith:

                                    Upsher-Smith Laboratories, Inc.
                                    14905 23rd Avenue North
                                    Minneapolis, MN
                                    Attn: Vice President and
                                           Chief Financial Officer
                                    Facsimile: (612) 476-4026
                           with a copy to:

                                    Merchant Gould Smith
                                      Edell Wilter & Schmidt
                                    Norwest Center, Suite 3100
                                    90 South Seventh Street
                                    Minneapolis, MN  55402
                                    Attn:  Cecil C. Schmidt, Esq.
                                    Facsimile:  (612) 332-9081

                  (d) Assignment. Neither this Agreement nor any rights granted hereunder may be sold, assigned, transferred, pledged, mortgaged, leased or otherwise encumbered or disposed of in whole or in part by Ascent without the express prior written consent (which consent shall not be unreasonably withheld) of Upsher-Smith, except that the consent of Upsher-Smith shall not be required to assign this Agreement in connection with the reorganization or merger of Ascent or a sale of all or substantially all of the assets of its business related to the Licensed Products.

                  (e) Integration. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties by their respective authorized officers.

                  (f) Governing Law; Arbitration.

                           (i) This Agreement shall be subject to and
interpreted in accordance with the law of the State of Minnesota.

                           (ii) The parties agree to attempt to settle any
disputes that arise in connection with this Agreement through good faith mediation efforts. The parties agree that any dispute that arises in connection with this Agreement which is not settled through good faith mediation efforts shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in Chicago, Illinois. There shall be three (3) arbitrators, one (1) to be chosen by Ascent, one (1) to be chosen by Upsher-Smith and a third to be selected by the two arbitrators so chosen. The decision of the arbitrators shall be final and binding upon all parties and their respective successors and assigns. The costs of arbitration, including reasonable attorney's fees, shall be borne by the losing party.

                  (g) No Election of Remedies. The remedies accorded herein to Upsher-Smith and Ascent are cumulative and in addition to those provided by law, and may be exercised separately, concurrently or successively.

                  (h) Binding Effect. Subject to the express limitations set forth herein, this Agreement shall be binding upon and inure to the benefit of Upsher-Smith and Ascent and their respective successors and permitted assigns.

                  (i) Headings. The headings contained in this Agreement are for convenience and ease of reference only and shall not be considered in construing this Agreement.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal in their names by their properly and duly authorized officers or representatives as of the date set forth above.

Ascent Pediatrics, Inc.                     Upsher-Smith Laboratories, Inc.

By:____________________________             By:_____________________________

Name:__________________________             Name:___________________________

Title:_________________________             Title:__________________________

Date:__________________________             Date:___________________________

                                                                       EXHIBIT H

                                  BILL OF SALE

       This Bill of Sale, dated July __, 1997, is executed and delivered by Upsher-Smith Laboratories, Inc., a Minnesota corporation (the "Seller"), to Ascent Pediatrics, Inc., a Delaware corporation (the "Buyer"). All capitalized words and terms used in this Bill of Sale and not otherwise defined shall have the respective meanings ascribed to them in the Asset Purchase Agreement as of March ___, 1997 between the Buyer and the Seller (the "Purchase Agreement").

       WHEREAS, pursuant to the Purchase Agreement, the Buyer desires to purchase and the Seller desires to sell certain of the Seller's assets referred to in the Purchase Agreement for the consideration set forth in the Purchase Agreement, subject to the terms and conditions of the Purchase Agreement;

       NOW, THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller hereby agrees as follows:

       1. The Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer, its successors and assigns, to have and to hold forever, all of the Assets.

       2. The Seller hereby covenants and agrees that it will, at the request of the Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action, as may reasonably be necessary to more effectively sell, transfer, convey, assign and deliver to, and vest in, the Buyer, its successors and assigns, title to the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of the Purchase Agreement.

       3. The Seller and the Buyer, by their execution of this Bill of Sale, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this instrument.

       IN WITNESS WHEREOF, the Seller and the Buyer have caused this instrument to be duly executed as of and on the date first above written.


                                 UPSHER-SMITH LABORATORIES, INC.

                                 By:_________________________________________

                                 Title:______________________________________


                                 ASCENT PEDIATRICS, INC.

                                 By:_________________________________________
                                    Alan R. Fox
                                 Title: President and Chief Executive Officer

                                                                       Exhibit I

                        [Letterhead of Hale and Dorr LLP]

                                     __________, 1997

Upsher-Smith Laboratories, Inc.
14905 23rd Avenue North
Minneapolis, Minnesota 55447

       Re:        Asset Purchase Agreement dated
                  March    , 1997, between Ascent Pediatrics, Inc.
                  and Upsher-Smith Laboratories, Inc.

Ladies and Gentlemen:

       We are counsel to Ascent Pediatrics, Inc., a Delaware corporation (the "Buyer"). In that capacity we have acted as counsel in connection with the preparation of the Asset Purchase Agreement, dated March ___, 1997, between Upsher-Smith Laboratories, Inc., a Minnesota corporation (the "Seller"), and the Buyer (the "Agreement"), the Bill of Sale, the Assignment and Assumption Agreement, the Manufacturing Agreement, the Uniserts(R) License, the Sprinkle Caps(R) License, the Promissory Note, the Security Agreement, and the Intercreditor Agreement delivered pursuant to the Agreement (collectively, the "Documents"). This opinion is delivered to you pursuant to Section 8.6 of the Agreement. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings set forth in the Agreement.

       We are familiar with the proceedings taken by the Buyer in connection with the foregoing. We have examined and relied upon the following:

       1.         The Agreement (including the Schedules and Exhibits thereto);

       2.         The Bill of Sale;

       3.         The Assignment and Assumption Agreement;

       4.         The Manufacturing Agreement;

       5.         The Uniserts(R) License;

       6.         The Sprinkle Caps(R) License;

       7.         The Security Agreement;

Upsher-Smith Labratories, Inc.
_________________, 1997

       8.         The Promissory Note;

       9.         The Intercreditor Agreement;

       10. The UCC-1 financing statements (the "Financing Statements") in the form annexed to the Agreement as Exhibit , for filing in the offices listed on Schedule I hereto;

       11. Resolutions adopted by the Board of Directors of the Buyer at a Meeting of the Board of Directors on March 7, 1997;

       12. The Company's Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on ______________, 1997 (the "Amended and Restated Certificate");

       13. A Certificate of Good Standing and Legal Existence relating to the Buyer, issued by the Office of the Secretary of State of the State of Delaware, dated _____________, 1997 (the "Delaware Certificate");

       14. A Certificate of Qualification to do Business relating to the Buyer, issued by the Office of the Secretary of State of the Commonwealth of Massachusetts, dated _____________, 1997 (the "Massachusetts Certificate");

       15. A Certificate of the Buyer, executed on behalf of the Buyer by an officer of the Buyer, dated _______________, 1997, certifying as to the correctness of representations and warranties and as to the fulfillment of the agreements and conditions of the Buyer specified in the Agreement;

       16. A Certificate of the Assistant Secretary of the Buyer, dated _____________, 1997;

       17. A Certificate of the Vice President of Finance of the Buyer, dated ______________, 1997, certifying as to payment of state and federal income taxes;

       18. The Company's By-laws and corporate minute and stock record books; and

       19. Such other documents, corporate records, certificates and materials as we have deemed necessary for the purposes of the opinions rendered herein.

Upsher-Smith Labratories, Inc.
_________________, 1997

       In our examination, we have assumed the completeness of the corporate minute books and stock record books of the Buyer as provided to us by the Buyer, the authenticity of original documents, the accuracy of all copies (whether certified or not), the genuineness of all signatures and the legal capacity of all persons executing all documents examined by us.

       In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Buyer and upon the representations and warranties made by you and the Buyer in the Documents. Except for our examination of the documents listed above, we have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such information. In particular, for purposes of the opinions expressed in clause (iv) of Paragraph 4 and Paragraph 5 below, we have relied solely on representations of officers of the Buyer, and we have not conducted a search of any computerized or electronic databases or the dockets of any court, administrative or other regulatory body, agency or other filing office in any jurisdiction. Any reference to "our knowledge" or "knowledge" or any variation thereof shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Buyer.

       We have not made an independent review of the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the General Corporation Law statute of the State of Delaware. Accordingly, we express no opinion herein with respect to the laws of any country, state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the General Corporation Law statute of the State of Delaware. To the extent that the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts or the General Corporation Law statute of the State of Delaware govern any agreement to which the Buyer is a party, we have assumed that the laws of such jurisdiction are identical to the laws of the Commonwealth of Massachusetts. For the purposes of this opinion, we have assumed that the facts and law governing the performance by the respective parties of their respective obligations under the Agreement will be identical to the facts and law governing such performance as of the date of this opinion.

       We are expressing no opinion as to the implications under United States tax law, including all federal, state and local tax laws, or the tax laws of any foreign jurisdiction with respect to any of the transactions contemplated by the Documents.

Upsher-Smith Labratories, Inc.
_________________, 1997

       We are expressing no opinion as to the implications under the rules and regulations of the United States Food and Drug Administration with respect to any of the transactions contemplated by the Documents.

       We are expressing no opinion as to the implications under any applicable antitrust or usury laws.

       We are expressing no opinion as to state or federal securities antifraud laws.

       We are expressing no opinion as to the validity of the security interest granted to you in the Buyer's trademarks.

       The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any of such agreements, instruments or documents, or upon the successful assertion of any equitable defense. Moreover, we express no opinion as to the enforceability of any indemnity provision that indemnifies any person against damages arising from its own negligence or misconduct.

       The opinions hereinafter expressed are also subject to the qualification that we render no opinion as to the validity or enforceability of any provisions of the Documents regarding the rights of the Seller to set-off against the accounts of the Buyer, to the extent that (i) the funds on deposit in accounts of the Buyer are subjected to trustee process or any other valid claim or right of a third party, (ii) the accounts of the Buyer are special accounts created solely for the benefit of another party, such as payroll or tax escrow accounts, and (iii) the funds on deposit in accounts of the Buyer are contained in a separate account containing the proceeds of collateral securing the obligation of the Buyer to a secured party other than the Seller under Article 9 of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts (the "Code").

       We have assumed that each of the Documents has been duly authorized, executed and delivered by the Seller and that Seller has all requisite power and authority to effect the transactions contemplated by the Documents. We have also assumed that each of the Documents is the valid and binding obligation of each of the Seller, enforceable against the Seller in accordance with its terms. We do not render any opinion as to the

Upsher-Smith Labratories, Inc.
_________________, 1997
application of any foreign, federal or state law or regulation to the power, authority or competence of the Seller.

       For purposes of the opinions expressed in Paragraph 1 below as to the valid existence and good standing of the Buyer in Delaware, and the qualification and good standing of the Buyer in Massachusetts, we have relied solely upon the Delaware Certificate and the Massachusetts Certificate, respectively, and such opinions are limited accordingly and rendered as of the respective dates thereof.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. The Buyer is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Buyer is duly qualified to conduct business and is in corporate good standing under the laws of the Commonwealth of Massachusetts. The Buyer has all requisite corporate power and authority to execute and deliver the Documents and to consummate the transactions contemplated thereby.

       2. The execution and delivery of the Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer.

       3. The Documents have been duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or effecting the rights and remedies of creditors generally and to general principles of equity.

       4. Neither the execution and delivery of the Documents nor the consummation of the transactions contemplated thereby, (i) conflicts with or violates any provision of the charter or By-laws of the Buyer; (ii) requires on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any governmental entity, other than any filing, permit, authorization, consent or approval which (a) has been obtained or (b) if not obtained or made would not have a material adverse effect on the assets, business, financial condition or results of operations of the Buyer and its subsidiaries taken as a whole (a "Material Adverse Effect"); (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminates or cancels any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other written agreement set forth on Exhibit A hereto, other than any

Upsher-Smith Labratories, Inc.
_________________, 1997
conflict, breach, default, acceleration, termination or cancellation which individually or in the aggregate would not have a Material Adverse Effect; or
(iv) to our knowledge, violates any order, writ, injunction or decree specifically naming the Buyer or any of its property or assets, or any statute, rule or regulation applicable to the Buyer or any of its property or assets, other than any such violation which individually or in the aggregate would not have a Material Adverse Effect.

       5. To our knowledge, there is no action, proceeding, suit or investigation pending or threatened in writing wherein an unfavorable judgment, ruling, order or decision would (i) prevent the consummation of the sale of the Assets under the Agreement or (ii) cause the sale of the Assets to be rescinded following the Closing.

       The foregoing opinions are subject to the following additional comments and qualifications:

                  (A) We express no opinion as to the existence of, or the right, title or interest of the Buyer in, to or under, any property in which the Buyer has granted a security interest to you.

                  (B) We express no opinion as to the creation of security interests in property in which a security interest cannot be created under the Code or the perfection of security interests in fixtures or in property in which a security interest cannot be perfected by the filing of UCC-1 financing statements pursuant to Article 9 of the Code except with respect to the perfection of a security interest in trademarks and patents to the extent aforesaid.

                  (C) Under certain circumstances, described in Section 9-306 of the Code, the right of a secured party to enforce a perfected security interest in the proceeds of collateral may be limited.

                  (D) The grant of, or any realization on, security interests in governmental licenses, permits, authorizations and other rights, in contracts with government or governmental instrumentalities, commissions, boards or agencies and in the proceeds thereof are or may be subject to restrictions or limitations set forth therein or in applicable statutes, laws, rules or regulations, and we express no opinion as to the creation or perfection of security interests in such rights, contracts or proceeds.

                  (E) We express no opinion as to the priority of any security interests granted by the Buyer to the Seller.

Upsher-Smith Labratories, Inc.
_________________, 1997

                  (F) The perfection of the security interests may be terminated as to any Collateral (as defined in the Security Agreement) acquired more than four months after the Buyer changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading (within in the meaning of Section 9-402(7) of the Code) unless new, appropriate financing statements indicating the new name, identity or corporate structure of the Buyer are properly filed before the expiration of such four-month period and all fees in connection therewith are paid. The perfection of security interests in accounts, including receivables, general intangibles and certain other Collateral, may be terminated if the Buyer changes the location of its chief executive offices outside of the Commonwealth of Massachusetts.

                  (G) Pursuant to the Code, continuation statements are required from time to time to be filed in order to preserve valid, perfected security interests.

                  (H) We have assumed that the Collateral in Massachusetts is located at the location described on Schedule II hereto and that the chief executive office of the Borrower is located in Wilmington, Massachusetts.

                  (I) We express no opinion as to the adequacy of the description of the Collateral insofar as such description includes terms which are not defined under Article 9 of the Code.

       This opinion is provided to the Seller as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

       This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent developments which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Upsher-Smith Labratories, Inc.
_________________, 1997

       This opinion is furnished to you by us as counsel to the Buyer in connection with the transactions contemplated by the Agreement, and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. David E. Redlick of this firm is Secretary of the Buyer.


                                               Very truly yours,



                                               HALE AND DORR LLP

                                                                       EXHIBIT J

                               STATE OF MINNESOTA
                           UCC-1 FINANCING STATEMENT
                                                                    For
                                                                    Filing
                                                                    Officer

This statement is presented for filing pursuant to Minnesota Uniform Commercial Code Minnesota Status Chapter 336.9-402

                              (Type in Black Ink)


1. Individual Debtor - Last Name                 First Name        Middle I.

Social Security #                    Mailing Address

City                                       State             Zip Code


2. Individual Debtor - Last Name                 First Name        Middle I.

Social Security #                    Mailing Address

City                                       State             Zip Code


3. Business Debtor - Name    ASCENT PEDIATRICS, INC.

Fed. ID#  04-3047405                 Mailing Address  187 BALLARDVALE STREET,
                                                      SUITE B125

City  WILMINGTON                           State  MA         Zip Code  01887


4. Secured Party Name  UPSHER-SMITH       5.  Assignee of Secured Party
                       LABORATORIES, INC.

Mailing Address  14905 23RD AVE NORTH     Mailing Address

City  MINNEAPOLIS  State MN  Zip Code  55447  City       State        Zip Code


6. This financing statement covers the following types of items of property. (If crops are covered describe the real estate and list the name of record owner.)


SEE EXHIBIT A ATTACHED.

                                     _____Debtor is a transmitting utility
                                     as defined by Minnesota Statues Chapter
                                     336.9-105

RETURN ACKNOWLEDGEMENT COPY TO:
(name and address)
                                     __________________________________________
                                     Debtor's Signature (Required in Most Cases see instructions)

                                     __________________________________________
                                     Debtor's Signature

                                     __________________________________________
                                     Secured Party's Signature

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

          IMPORTANT - Read Instructions on back before filing out form

This FINANCING STATEMENT is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

4 ( ) Filed for record to           5 ( ) Debtor is a Transmitting     6 No. of Additional Sheet
       estate records                     Utility                      Presented  2


1. Owner(s)(Last Name First) and    2. Secured Party(ies) and          3. For Filing Officer (Date, Time,
address(es)                         address(es)                        Number, and Filing Officer)


ASCENT PEDIATRICS, INC.             UPSHER-SMITH LABORATORIES, INC.
187 BALLARDVALE ST., STE B125       14905 23RD AVENUE NORTH
WILMINGTON, MA 01887                MINNEAPOLIS, MN 55447

7. This financing statement covers the following types (or items) of property:

SEE EXHIBIT A ATTACHED.

                                           ( ) Products of Collateral are also
                                           covered.

Whichever is
Applicable (See
Instruction Number 9)


      ASCENT PEDIATRICS, INC.
------------------------------------    ---------------------------------------


------------------------------------    ---------------------------------------
Signature(s) of Debtor (Or Assignor)    Signature of Secured Party (Or Assignee)

                                    EXHIBIT A

                                       TO

                            UCC-1 FINANCING STATEMENT

DEBTOR:          Ascent Pediatrics, Inc.

SECURED PARTY:   Upsher-Smith Laboratories, Inc.

The Collateral described on the financing statement, to which this Exhibit A is attached, means Debtor's now owned or hereafter acquired right, title and interest in and to the following categories of the Debtor's properties, assets and other claims, rights and interests which are used by the Debtor in the development, sale or manufacture of Feverall(R) suppository ("FS"), Feverall(R) Sprinkle Caps(R) powder ("FSC") and Acetaminophen Uniserts(R) suppository ("AUS") product lines (collectively, the "Product Lines") (for purposes hereof, the business of manufacturing, marketing and selling FS, FSC and AUS shall be referred to as the "Business"):

         i. all inventories of finished goods, samples, trade packs, raw materials, supplies and similar items (the "Inventory");

         ii. all regulatory approvals, registrations and related materials (the "Registrations");

         iii. all rights of the Debtor under contracts, leases, licenses and other instruments, including private label manufacturing agreements and sales broker contracts (collectively, the "Contracts");

         iv. all rights of the Debtor under express or implied warranties from the suppliers of the Debtor;

         v. all of Debtor's right, title and interest in and to all trademarks, whether owned by Debtor or used under license, registered, pending or unregistered, and applications for registration, trade dress, logos, drawings and trade names and related goodwill and business, and including, without limitation, Feverall(R), Sprinkle Caps(R) and Uniserts(R) (the "Trademarks");

         vi. all of the Debtor's right, title and interest in and to intangible property rights (including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, copyrights, copyright registrations) owned and used or, where not owned, used by the Debtor, in connection with the manufacture of the Product Lines and the licenses and other agreements to which the Debtor is a party (as licensor or licensee) or by which the Debtor is bound relating to any of the foregoing kinds of property or rights (collectively, the "Intangible Property");

         vii. all unfilled orders (if any) relating to the Product Lines or the Business;

         viii. all of the product formulations and related documentation, written technical information, data, specifications, and research and development information (the "Technical Information");

         ix. all correspondence and product complaint information (the "Regulatory Information");

         x. all marketing information and materials, including copies of customer lists and sales records (the "Marketing Materials");

         xi. all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Product Lines or the Business and any related confidential information which has been reduced to writing (the "Records");

         xii. all patents and copyrights, including, without limitation, those registered, pending or unregistered and applications therefor (the "Patents" and "Copyrights", respectively);

         xiii. all of the inventory, registrations, contracts, trademarks, technical information, regulatory information, marketing materials records and other personal property acquired by Debtor from the Secured Party under the Asset Purchase Agreement dated March ___, 1997 between Debtor and Secured Party;

         xiv. all items described in this Exhibit A, whether now owned or hereafter at any time acquired by Debtor and wherever located, and all modifications, improvements and enhancements to the Collateral and proceeds arising from sales of Collateral not in the ordinary course of business, relating thereto or therefrom; and

         xv. proceeds arising from sales of Collateral not in the ordinary course of business hereunder include (i) whatever is now or hereafter receivable or received by Debtor upon the sale, exchange, collection or other disposition of any item of Collateral not in the ordinary course of business, whether voluntary or involuntary, and (ii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any item of Collateral.

Notwithstanding anything contained herein to the contrary, Collateral shall not include any property of the Debtor which is not used in the development, sale or manufacture of the Product Lines.

                                                                       EXHIBIT K

                             INTERCREDITOR AGREEMENT

         This Intercreditor Agreement ("Agreement") dated as of July ____, 1997, between Upsher-Smith Laboratories, Inc. ("USL"), a Minnesota corporation, with its principal office at 14905 23rd Avenue North, Minneapolis, Minnesota 55447, and Triumph-Connecticut Limited Partnership, a Connecticut limited partnership, with its principal office at 60 State Street, Boston, Massachusetts 02109, for itself and as agent for John D. Howard and Lauren R. Howard, Frederick S. Mosley IV and E. Mark Noonan, as Trustees of the Triumph Capital Group, Inc. 401(k) Plan and Trust for the account of Thomas W. Janes, and Duane E. Thurman (collectively, the "Triumph Investors").

                                   WITNESSETH

         WHEREAS, simultaneously with the execution of this Agreement, USL will enter into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Ascent Pediatrics, Inc., a Delaware corporation ("Ascent') pursuant to which USL will sell to Ascent certain of USL's assets relating to the Feverall and Acetaminophen Uniserts Suppository Product Lines and Acetaminophen Sprinkle Caps (the "Product Lines"), and Ascent will issue to USL its promissory note in the principal amount of $5,500,000 (the "USL Note"); and

         WHEREAS, Ascent has previously issued to the Triumph Investors $7,000,000, in aggregate, of its Subordinated Secured Notes Due January 31, 2002 (the "Triumph Notes"); and

         WHEREAS, Ascent's indebtedness to USL under the USL Note will be secured by a security interest in certain assets of Ascent defined as the Collateral ("Collateral") in and granted by Ascent to USL under a security agreement of even date herewith ("USL Security Agreement"); and Ascent's indebtedness to the Triumph Investors under the Triumph Notes is secured by a security interest in the Collateral and other assets of Ascent as provided in a

Security Agreement dated January 31, 1997 (the "Triumph Security Agreement") (the USL Security Agreement and the Triumph Security Agreement are hereinafter called the "Security Documents");

         WHEREAS, USL and the Triumph Investors have agreed upon their relative rights and priorities with respect to the indebtedness evidenced by the USL Note and the Triumph Notes and with respect to the Collateral; and

         WHEREAS, USL and the Triumph Investors have agreed that the USL Note is not Senior Indebtedness (as defined in the Triumph Notes).

         NOW, THEREFORE, in consideration of the premises, USL and the Triumph Investors agree as follows:

         1. Priority of Indebtedness.

         The indebtedness and payment obligations of Ascent to USL shall be governed by the provisions of the USL Note and the USL Security Agreement, and the indebtedness and payment obligations of Ascent to the Triumph Investors shall be governed by the Triumph Notes and Triumph Security Agreement. Neither USL nor the Triumph Investors shall have priority over the other with respect to such indebtedness and payment obligations.

Priority to Collateral.

         2. Priority to Collateral.

         The security interests granted to USL under the USL Security Agreement shall be senior in priority and right to the security interests granted to the Triumph Investors under the Triumph Security Agreement or hereafter arising with respect to the Collateral, irrespective of the time or order of attachment or perfection of the respective security interests or the time or order of filing financing statements or any statement in any other agreement to the contrary or any provision of the Uniform Commercial Code ("UCC") or any other applicable law to the contrary; and each of USL and the Triumph Investors agree not to contest the perfection, priority, validity or enforceability of the liens and security interests granted by Ascent to the other. USL does not claim a security interest in any assets of Ascent other than in the Collateral. In the event of (a) a foreclosure of, or exercise of any other remedy respecting the Collateral by USL or the Triumph Investors, or (b) the distribution of the proceeds of the liquidation of the Collateral in connection with the bankruptcy of Ascent or otherwise, the proceeds of any such foreclosure, enforcement action or liquidation, after payment of the reasonable costs and expenses of the party or parties conducting such foreclosure, enforcement action or liquidation, shall be first paid to USL until all indebtedness owing to USL under the USL Note and USL Security Agreement have been paid in full and then to the Triumph Investors.

         3. Notice of Default.

         USL and the Triumph Investors shall each provide notice to the other in the event either of them declares Ascent to be in default under the USL Note or the Triumph Notes, as the case may be. Notwithstanding the preceding sentence, but subject to the requirements of Section 6, the failure of a party to provide notice of default shall not negate or in any way adversely affect or impair the validity of the declaration of default or the priority to Collateral provided in
Section 2 hereof.

         4. No Third Party Beneficiaries.

         This Agreement and the terms and provisions hereof are solely for the benefit of USL and the Triumph Investors and shall not confer any benefit in any way upon Ascent or any person not a party to this Agreement. Nothing herein is intended to affect, limit, or in any way diminish the security interests that USL and the Triumph Investors claim in the Collateral or other assets of Ascent insofar as the rights of Ascent and third parties are concerned.

         5. Validity and Perfection of Security Interests.

         The priority of the parties in the Collateral provided in Section 2 hereof is expressly conditioned upon nonavoidability and perfection of the security interests of each of the parties in the Collateral. If the security interest of USL or the Triumph Investors is not perfected or is avoidable for any reason, then the priority arrangements provided in Section 2 hereof as to the particular part of the Collateral that is the subject of the unperfected or avoidable security interest shall be ineffective.

         6. Remedies.

         Each of USL and the Triumph Investors agree not to commence a foreclosure or similar action with respect to the Collateral until 60 days after the notice required by Section 3 has been given unless each party hereto waives the 60-day waiting period. In the event of the commencement of foreclosure or similar action by either of the parties hereto with respect to the Collateral, the parties shall cooperate with each other in the exercise of their respective remedies, including, without limitation, rights of entry to premises upon which personal property is located. If either party hereto shall be in possession of any part of the Collateral after having its claims against Ascent satisfied in full, it shall deliver (unless otherwise restricted by law and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) or surrender possession of such part of the Collateral to the other party to the extent such other party may be entitled thereto in accordance with the priorities established in this Agreement, all without recourse or warranty.

         7. Recovered Payments.

         To the extent either party receives any proceeds from the Collateral or payments from Ascent which are subsequently recovered, set aside, deemed a preference or fraudulent conveyance, or otherwise required to be repaid (a "Recovered Payment") under any law or principle of equity, then that part of the indebtedness of Ascent to such party previously satisfied with such proceeds shall be deemed revived and unsatisfied, and any payments made to the Triumph Investors out of proceeds from the Collateral obtained from the exercise of remedies under paragraph 6 up to the amount of the Recovered Payment shall be paid to USL.

         8. Waiver of Marshalling.

         Each of the parties hereby waives any right to require the other party to marshall any security or collateral or otherwise to compel the other party to seek recourse against or satisfaction of the indebtedness owed to it from one source before seeking recourse or satisfaction from another source.

         9. Release of Collateral.

         The Triumph Investors agree that any collection, sale or other disposition of any or all of the Collateral by USL pursuant to the UCC shall be free and clear of any and all security interests, liens, claims and/or rights of the Triumph Investors in such Collateral, and in connection with any such disposition of the Collateral the Triumph Investors shall promptly release any and all security interests, liens, claims and/or rights which they may have on or in the applicable Collateral to facilitate the collection, sale or other disposition of such Collateral by USL so long as the proceeds thereof are applied first to the payment of the indebtedness owed to USL and any excess is then applied to the payment of the indebtedness owed to the Triumph Investors.

         10. Insurance Proceeds.

         In the event of the occurrence of any casualty with respect to any of the Collateral valued at an amount of $100,000 or more, the Triumph Investors and USL agree that USL shall have the sole and exclusive right, upon ten (10) days notice to the Triumph Investors, to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer up to the amount of USL's claim. Any insurer shall be fully protected if it acts in reliance on the provisions of this paragraph.

         11. Effect of Bankruptcy of Ascent.

         This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against Ascent under the United States Bankruptcy Code and shall apply with full force and effect with respect to all of the Collateral acquired by Ascent and to all indebtedness owed to USL incurred by Ascent subsequent to the date of said petition.

         12. Assignment of Indebtedness owed to the Triumph Investors.

         The Triumph Investors represent and warrant to USL that they have not previously assigned any interest in any of the indebtedness owed to the Triumph Investors, that no other party owns an interest in any of the indebtedness owed to the Triumph Investors other than the Triumph Investors and that the entire indebtedness is owed only to the Triumph Investors. The Triumph Investors covenant and agree with USL that the entire indebtedness shall continue to be owing only to the Triumph Investors, unless such indebtedness is assigned expressly subject to the terms, provisions and conditions of this Agreement, the assignee of such indebtedness agrees in writing to be bound by the terms, provisions and conditions of this Agreement and the Triumph Investors shall have delivered such executed assignment and assumption agreements to USL.

         13. Amendment of Indebtedness Owed to the Triumph Investors.

         The Triumph Investors agree that during the term of this Agreement it will not enter into any agreement with Ascent (i) increasing the principal amount of any indebtedness of Ascent to the Triumph Investors payable on or prior to the date of payment of the USL Note; or (ii) increasing the interest rate of any indebtedness of Ascent to the Triumph Investors effective prior to the scheduled maturity date for payment of the USL Note.

         14. UCC Notices.

         If any party is required by the UCC or any other applicable law to give notice to another party of any action taken or to be taken by such party against or with respect to any or all of the Collateral, such notice shall be given in accordance with Section 16 hereof and ten (10) days' notice shall be conclusively deemed to be commercially reasonable.

         15. Relation of Parties.

         This Agreement is entered into solely for the purposes set forth in the recitals above, and, except as is expressly provided otherwise herein, neither party hereto assumes any responsibility to the other party to advise such other party concerning information regarding the financial condition of Ascent, the Collateral, or any other circumstances bearing upon the right of nonpayment of the obligations of Ascent to the parties hereto. Each party shall be responsible for managing its relation with Ascent and neither party shall be deemed the agent of the other party for any purpose. Each of the parties here may alter, amend, supplement, release, discharge or otherwise modify any terms of the documents evidencing or embodying their loans to Ascent without consent of the other, except that no such alteration, amendment, supplement, release, discharge or modification shall (i) permit the creation of any lien with respect to any of the Collateral that is prior to the lien of the other party, or (ii) amend, waive or modify any of the terms of the Security Documents, so as to affect the relative priorities established herein.

         16. Notices.

         All notices hereunder shall be effective upon receipt and shall be in writing and sent by either certified mail, return receipt requested, by overnight courier, by hand delivery or by telecopier as follows:

         If to USL:                     Upsher-Smith Laboratories, Inc.
                                        14905 23rd Avenue North
                                        Minneapolis, Minnesota 55447
                                        Attention: Vice President and Chief
                                        Financial Officer
                                        Telecopier: (612) 476-4026

         With a copy to:                Doherty, Rumble & Butler
                                        Professional Association
                                        3500 Fifth Street Towers
                                        150 South Fifth Street
                                        Minneapolis, MN 55402
                                        Telecopier: (612) 340-5584

         If to the Triumph Investors:   c/o Triumph-Connecticut Limited
                                        Partnership
                                        Mr. Thomas W. Janes
                                        Managing Director
                                        Triumph Capital Group, Inc.
                                        Sixty State Street, 21st Floor
                                        Boston, Massachusetts 02109
                                        Telecopier:  (617) 557-6020

         With a copy to:                David Ruediger, Esq.
                                        Goodwin, Procter & Hoar LLP
                                        53 State Street
                                        Boston, Massachusetts 02109
                                        Telecopier: (617) 523-1231

         And, in either case,
         with a copy to:                Ascent Pediatrics, Inc.
                                        187 Ballardvale Street, Suite B125
                                        Wilmington, MA   01887
                                        Attention: President
                                        Telecopier: (508) 658-3939

         With a copy to:                Hale and Dorr LLP
                                        60 State Street
                                        Boston, MA 02109
                                        Attention: David E. Redlick, Esq.
                                        Telecopier: (617) 526-5000

or such other address or person as either of the parties hereto or Ascent may designate in writing to the others. Notice shall be deemed received (i) three
(3) business days after the same is deposited in a United States Post Office Box, postage prepaid, (ii) one (1) business day after the same is deposited with a recognized courier service for overnight mail delivery; or (iii) on the same day as telecopied or hand delivered.

         17. Copies of the Loan Documents.

         Ascent has provided to USL and the Triumph Investors copies of the Asset Purchase Agreement, the USL Security Agreement, the USL Note, the Triumph Notes and Triumph Security Agreement. Each of the parties shall promptly provide the other party a copy of any amendments to such documents.

         18. Further Assurances.

         The Triumph Investors and USL hereby covenant and agree to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as the Triumph Investors or USL may from time to time reasonably request to effect the subordination and other provisions of this Agreement.

         19. Waivers: Failure or Delay.

         No failure or delay on the part of either party in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

         20. Binding Agreement; Amendment.

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and the respective assignees of the USL Note and the Triumph Notes. This agreement may not be amended except in writing, signed by the parties hereto.

         21. Term of Agreement.

         This Agreement shall continue in full force and effect and shall be irrevocable by either party hereto until the earlier to occur of the following:

         (a) the agreement in writing of the parties to terminate this Agreement; or

         (b) the full payment and satisfaction by Ascent of all of its obligations under the USL

             Note.

         22. Section Titles.

         The section titles contained in this Agreement are for convenience only and are without substantive meaning or content and shall not be considered part of this Agreement.

         23. Severability.

         Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         24. Equitable Remedies.

         Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

         25. Attorneys' Fees and Expenses.

         In the event of any dispute concerning the meaning or interpretation of this Agreement which results in litigation, or in the event of any litigation by a party hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party, fees in addition to its other damages, its reasonable attorneys' fees and expenses and any actual court costs incurred.

         26. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         27. Counterparts.

         This Agreement may be executed in several counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UPSHER-SMITH LABORATORIES, INC.           TRIUMPH-CONNECTICUT
                                          LIMITED PARTNERSHIP

                                          JOHN D. HOWARD AND
By: ______________________________        LAUREN R. HOWARD

         Its President

                                          FREDERICK S. MOSLEY IV AND E.
                                          MARK NOONAN, AS TRUSTEES OF
                                          THE TRIUMPH CAPITAL GROUP, INC.
                                          401(K) PLAN AND TRUST FOR THE
                                          ACCOUNT OF THOMAS W. JANES

                                          DUANE E. THURMAN

                                          By:      TRIUMPH-CONNECTICUT
                                                   LIMITED PARTNERSHIP, as agent

                                          By: ________________________________
                                                   Thomas W. Janes
                                                   Title: Managing Director

                           ACKNOWLEDGMENT AND CONSENT

         Ascent Pediatrics, Inc. hereby acknowledges and consents to the terms and provisions of the foregoing Agreement.

                                           ASCENT PEDIATRICS, INC.

                                           By: _____________________________
                                                   Its: ____________________